Exhibit 10.12

LEASE

GVI-IP TAMPA OFFICE OWNER, LLC,

a Delaware limited liability company

as Landlord

AND

WELLGISTICS, LLC,

a Florida limited liability company, and DANAM HEALTH, INC., a Delaware corporation as Tenant

March 23, 2024

* * * * * *

The mailing, delivery or negotiation of this Lease by Landlord or its agent or attorney shall not be deemed an offer by Landlord to enter into this Lease or to enter into any other relationship with Tenant, whether on the terms contained herein or on any other terms. This Lease shall not be binding upon Landlord, and Landlord shall not have any obligations or liabilities nor shall Tenant have any rights with respect thereto, or with respect to the Premises, unless and until Landlord has executed and delivered this Lease. Until such execution and delivery of this Lease, Landlord may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

* * * * * *

1.	Premises.	1
2.	Term	1
3.	Base Rent; Additional Rent.	1
4.	Real Estate Taxes and Operating Costs.	2
5.	Taxes on Rental.	5
6.	Use of Premises.	5
7.	Assignment or Subletting	5
8.	Maintenance and Repair.	7
9.	Alterations	8
10.	Inspection	9
11.	Insurance	10
12.	Indemnity.	12
13.	Insolvency or Bankruptcy of Tenant	12
14.	Liability of Landlord	12
15.	Tenant Improvements.	13
16.	Tenant’s Equipment.	13
17.	Construction Liens.	14
18.	Services and Utilities.	15
19.	Damage by Fire or Casualty.	16
20.	Damage Caused by Tenant.	18
21.	Default of Tenant.	18
22.	Waiver	20
23.	Subordination and Attornment	21
24.	Condemnation	21
25.	Rules and Regulations	21
26.	Covenant of Quiet Enjoyment.	22
27.	Sale or Transfer	22
28.	No Partnership.	22
29.	Brokers	22
30.	Notices.	22
31.	Estoppel Certificates.	23
32.	Surrender; Holding Over	23
33.	Right of Landlord to Cure Tenant’s Default	24
34.	Security Interest in Personal Property	24
35.	Benefit and Burden.	24

a

36.	Security Deposit	25
37.	Landlord Liability.	25
38.	Financial Statements.	25
39.	Mortgagee Protection	26
40.	Energy Conservation and Governmental Policies.	26
41.	Landlord’s Rights to Building Maintenance and Renovations.	26
42.	Joint and Several Liability.	27
43.	Environmental Matters	27
44.	Common Facilities.	27
45.	Parking.	28
46.	Changes to Project.	28
47.	Jury Waiver	29
48.	Legal Expenses.	29
49.	[Intentionally Deleted].	30
50.	Miscellaneous.	30
51.	Renewal Option.	32
52.	Right Of First Offer.	32

b

TABLE OF EXHIBITS AND RIDERS

EXHIBIT A Premises

EXHIBIT A-1 Project Boundaries

EXHIBIT B Work Agreement

EXHIBIT C Rules and Regulations

EXHIBIT D Rent Commencement Date Letter

EXHIBIT E ROFO Space

BASIC LEASE INFORMATION

ADDITIONAL RENT:	Any and all sums payable to Landlord by Tenant under the Lease (including all fees and charges payable to Landlord under the Lease, regardless of whether classified as rent), other than Base Rent.

ADVANCE RENT:	One (1) month’s Base Rent, together with applicable Florida Sales Tax, equal to $19,919.17, together with applicable Florida Sales Tax due and payable upon execution of this Lease.

ANNUAL BASE RENT*:

Lease Period	Monthly Base Rent*	Annual Base Rent*
5/1/2024 – 4/30/2025	$18,791.67	$225,500.00
5/1/2025 – 4/30/2026	$19,355.42	$232,265.00
5/1/2026 – 4/30/2027	$19,937.50	$239,250.00
5/1/2027 – 6/30/2027	$20,537.92	$41,075.84

*Plus Additional Rent and applicable Florida Sales Tax

Provided that no event of default exists under the Lease, monthly Base Rent due for the months of May 2024 and June 2024 shall be abated (equal to a total abatement of $37,583.34) (the “Abatement”). If at any time, Tenant commits an event of default under this Lease, in addition to all other remedies Landlord shall have as a result thereof, the full amount of such abated monthly Base Rent shall immediately become due and payable to Landlord as additional rent under the Lease. At any time prior to the Lease Commencement Date, Tenant may request, in writing to Landlord, that Landlord apply all or any portion of the Abatement (which, for purposes of this calculation only, shall be stipulated to be equal to $37,583.34) against any Excess Costs under the Work Letter. If Tenant elects to apply all or any portion of such abated Base Rent against the Excess Costs, Tenant shall pay to Landlord the amount of the abated Base Rent applied against the Excess Costs when it would have otherwise been due and payable under the Lease.

BASE YEAR:	2024 calendar year

BOMA STANDARD:	The Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.11996, as promulgated by Building Owners and Managers Association International.

BROKER:	CBRE, Inc. (Landlord’s Broker) and Jones LaSalle Brokerage, Inc. (Tenant’s Broker). Landlord shall pay a commission to Landlord’s Broker pursuant to a separate agreement between Landlord’s Broker and Landlord. Landlord’s Broker will pay a portion of such commission to Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker as provided in Paragraph 29 of this Lease.

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BUILDING:	The office building generally known as Bayport Plaza and located at 3000 Bayport Drive, Tampa, Florida 33607

BUILDING HOURS:	8:00 a.m. to 6:00 p.m., Monday through Friday (except Holidays, as defined below), and 9:00 a.m. to 12:00 p.m. on Saturdays (except Holidays)

BUILDING STANDARD IMPROVEMENTS:	The type, grade, brand, quality, and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

BUSINESS DAYS:	Any day that is not a Saturday, Sunday or a Holiday.

COMMON AREAS:	All areas and facilities outside the Premises and within the exterior Project Boundaries provided and designated by Landlord, in its sole discretion from time to time, including, without limitation, any existing or future areas and/or spaces designated by Landlord for the non -exclusive, common and joint use or benefit of Landlord, Tenant and other tenants, occupants and users of the Building. The Common Areas include the following (to the extent so designated by Landlord and not demised or reserved for the exclusive use of any tenant or occupant): sidewalks, lobbies, corridors, stairways, parking areas, parking decks, including the Project Garage during the hours prescribed by Landlord from time to time, or other structures, access roads, driveways, landscaped areas, service drives and service roads, traffic islands, loading and service areas, stairs, ramps, elevators, escalators, public washrooms, and other similar areas; provided, however, Landlord may increase, reduce or change the number, dimensions or locations of the walks, buildings, lobbies, parking and other Common Areas and other improvements located in the Project in any manner that Landlord, in its sole discretion, shall deem proper.

PREMISES:	The premises located in the Building, known as Suite #950, as more fully described in Section 1 of the Lease and shown on the floor plans attached as Exhibit A to the Lease.

GUARANTOR:	None.

GUARANTY:	None.

LAND:	The tax lot on which the Building is situated.

LANDLORD:	GVI-IP TAMPA OFFICE OWNER, LLC, a Delaware limited liability company

LANDLORD’S ADDRESS FOR NOTICES:	GVI-IP Tampa Office Owner, LLC 225 NE Mizner Boulevard, Suite 501 Boca Raton, Florida 33432

With a copy to:

Cushman & Wakefield 2002 N. Lois Avenue, Suite 110 Tampa, Florida 33607 Attn: Kent Walling

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LANDLORD’S ADDRESS FOR RENT PAYMENTS:	By wire:	Bank of America, N.A Wire RT: 026009593 ACH RT: 071000039 Beneficiary: GVI-IP Tampa Office Owner, LLC Acct: 8188794952

	By check:	Lockbox Mailing Address: GVI-IP Tampa Office Owner, LLC P.O. Box 745435 Atlanta, GA 30384-5435

Overnight/Courier Mail:

Bank of America Lockbox Services Lockbox 745435 6000 Feldwood Road College Park, GA 30349

LEASE COMMENCEMENT DATE:	That date which is the earlier to occur of (a) the date Tenant first takes possession of any part of the Premises for the conduct of business; or (b) Substantial Completion under the Work Agreement.

LEASE DATE:	The date set forth on the cover page of this Lease.

LEASE EXPIRATION DATE:	The last day of the calendar month which is 38 full calendar months after the Lease Commencement Date, or any earlier date on which this Lease is terminated in accordance with the provisions hereof.

LEASE YEAR:	(i) The period commencing on the Lease Commencement Date and ending on the last day of the calendar month in which the first anniversary of the day immediately preceding the Lease Commencement Date occurs and (ii) each successive, consecutive 12-month period thereafter occurring in whole or in part during the Term.

MORTGAGE:	Any and all mortgages, deeds of trust and other security instruments now or hereafter placed upon or affecting the Property, or any portion thereof, and all ground and other underlying leases from which Landlord’s interest is derived.

MORTGAGEE:	The holder of any note or obligation secured by a mortgage, including without limitation, any beneficiary under a deed of trust and lessors pursuant to ground leases.

PARTIAL LEASE YEAR:	Any period during the Term which is less than a full Lease Year.

PERSON:	An individual, firm, partnership, limited liability company, association, corporation, or any other entity.

iii

PROJECT:	The Building, the hotel located adjacent to the Building, Project Garage and related improvements, facilities and land now or hereinafter constructed within the Project Boundaries (defined below).

PROJECT BOUNDARIES:	Exhibit A-1

PROJECT GARAGE:	The Project contains a parking garage, which shall be referred to in this Lease as “Project Garage”. Tenant’s parking rights are more particularly set forth in Section 45 of this Lease.

PROPERTY:	The Project and the Land.

RENT:	Base Rent plus Additional Rent, together with applicable Florida Sales Tax.

RENT COMMENCEMENT DATE:	The Lease Commencement Date.

RENTABLE AREA OF THE BUILDING:	The number of rentable square feet of the Building, as determined by Landlord’s architect pursuant to the BOMA Standard. All references to “Rentable Area” mean measurements pursuant to the BOMA Standard. The Rentable Area of the Building is currently 265,976 rentable square feet

RENTABLE AREA OF THE PREMISES:	6,219 rentable square feet, as determined by Landlord’s architect pursuant to the BOMA Standard.

SECURITY DEPOSIT:	$59,757.51, together with applicable Florida Sales Tax, due and payable upon execution of this Lease.

TAX YEAR:	A twelve (12) month period established by Landlord (based upon the local authorities billing cycle for Real Estate Taxes and Landlord’s accounting practices) as the year for purposes of computing Tax Rent. The Tax Year may or may not coincide with the period designated as the tax year by the taxing authorities having jurisdiction over the Property.

TENANT:	WELLGISTICS, LLC, a Florida limited liability company

TENANT IMPROVEMENTS:	Landlord/Tenant agrees to construct the Tenant Improvements, subject to and in accordance with the Agreement between the parties and the plans which are attached hereto as Exhibit B.

TENANT’S ADDRESS FOR NOTICES:

Prior to the Lease Commencement Date

Wellgistics, LLC

Danam Health, Inc.

358 Eagles Landing Drive

Lakeland, Florida 33810

From and after the Lease Commencement Date

Wellgistics, LLC

Danam Health, Inc.

3000 Bayport Drive, Suite 950

Tampa, Florida 33607

TENANT’S SHARE:	A fraction, the numerator of which shall be the Rentable Area of the Premises and the denominator of which shall be the Rentable Area of the Building. Tenant’s Share is initially 2.34%

TERM:	The period commencing on the Lease Commencement Date and ending on the Lease Expiration Date (both dates inclusive).

USE OF PREMISES:	The Premises shall be used for general office and related purposes directly related to Tenant’s present business (subject to all applicable laws) and for no other purpose.

The foregoing Basic Lease Information is hereby incorporated into and made a part of the Lease. Each reference in the Lease to any information and definitions contained in the Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth. References in this document to the “Lease” shall mean the Basic Lease Information, the body of the Lease, and any Exhibits, Addenda, or Riders thereto. The provisions of the body of the Lease shall be read to implement the Basic Lease Information.

iv

LEASE

THIS LEASE is made and entered into on the date set forth on the cover page hereof by Landlord and Tenant.

1.	Premises.

Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the conditions hereafter provided. The Premises (which includes only the space within the inside surfaces of all demising walls, hung ceilings, floors, column enclosures, windows and doors bounding the Premises) does not include, and Landlord has the exclusive right to use, all other portions of the Property, including (i) the exterior of the Premises and the Building, (ii) the roof of the Building, and (iii) the air space above the Building. Landlord reserves the right to place in, install, use, maintain and repair pipes, ducts, cables, conduits, plumbing, vents, utility lines and wires in, to and through the Premises which serve other parts of the Building or to the extent that Landlord may deem necessary or appropriate for the proper operation and maintenance of the Building or other tenants’ installations in the Building, provided such right is exercised in a manner which does not materially and unreasonably interfere with Tenant’s use of the Premises. No easement for light and air is granted to Tenant or incorporated in the Premises.

2.	Term.

(a) This Lease shall be effective as of the date hereof. The Term shall commence on the Lease Commencement Date and expire at midnight on the Lease Expiration Date.

(b) If requested by Landlord, when the Lease Commencement Date has been determined, such date, as well as the Rent Commencement Date and the Lease Expiration Date shall be evidenced by a document, in the form attached hereto as Exhibit “D”, executed by Landlord and Tenant and delivered each to the other. If Tenant shall fail to execute such letter within ten (10) days after receipt of such letter from Landlord, the Lease Commencement Date, the Rent Commencement Date and the Lease Expiration Date shall be conclusively deemed to be those dates as set forth by Landlord in such letter.

3.	Base Rent; Additional Rent.

(a) Tenant shall pay all Rent to Landlord, without prior notice or demand and without offset, deduction or counterclaim whatsoever, in the amounts, at the rates and times set forth herein, and at such place as is provided in Basic Lease Information, or at such other place as Landlord may from time to time designate by notice to Tenant.

(b) Tenant shall pay Landlord the Annual Base Rent in equal monthly installments, in advance, commencing on the Rent Commencement Date, and on the first day of each calendar month thereafter throughout the Term. Advance Rent shall be paid upon the signing of this Lease, and shall be applied towards the first installment of Base Rent coming due under the Lease.

(c) For any portion of a calendar month at the beginning of the Term, Tenant shall pay in advance the pro-rated amount of the Rent for each day included in such portion of the month.

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(d) If Tenant fails to make any payment of Rent within five (5) days from the date the same becomes due and payable, such unpaid amount of Rent shall bear interest at the lesser of (i) the rate of eighteen (18%) percent per annum and (ii) the maximum rate permitted by law (the lesser of those two rates, the “Default Rate”) from the date such payment of Rent became due and payable to the date of the payment thereof by Tenant including any judgment thereon. In addition, if Tenant fails to make any payment of Rent within five (5) days after the same becomes due and payable, Tenant shall also pay to Landlord a late payment charge equal to five percent (5%) of the amount of such Rent. No payment by Tenant of any interest or late payment charge shall relieve Tenant from the obligation to make the late payment in question or any other payments due under this Section 3 or any other provision of this Lease. Such interest and late payment charge shall be due and payable with the next monthly installment of Base Rent. If Landlord does not bill Tenant for such interest or such late payment charge at the time of their respective accruals, such fact shall not be deemed a waiver by Landlord of its right to accumulate such interest and late payment charges and to invoice Tenant on a periodic basis, nor shall Landlord be deemed to waive its right to such interest and late payment charges or to any other amount owed or which becomes payable to it hereunder by Landlord’s acceptance of any payment from, or by Landlord’s furnishing services to, a party other than Tenant.

4.	Real Estate Taxes and Operating Costs.

For each calendar year after the Base Year, Tenant shall pay to Landlord Tenant’s Share of the amount (if any) by which the Real Estate Taxes (as defined below) for such calendar year exceed the Real Estate Taxes for the Base Year. In addition, for each calendar year after the Base Year, Tenant shall pay to Landlord Tenant’s Share of the amount (if any) by which the Operating Costs (as defined below) for such calendar year exceed the Operating Costs for the Base Year.

If taxes for any calendar year after the Base Year are less than the Real Estate Taxes for the Base Year, Tenant shall not receive any refunds or payments from Landlord or be entitled to any reductions of any other amounts due from Tenant under this Lease (including, without limitation, any reduction of any Operating Costs contribution due from Tenant). Likewise, if Operating Costs for any calendar year after the Base Year are less than the Operating Costs for the Base Year, Tenant shall not receive any refunds or payments from Landlord or be entitled to any reductions of any other amounts due from Tenant under this Lease (including, without limitation, any reduction of any Real Estate Taxes contribution due from Tenant).

(a) “Real Estate Taxes” are hereby defined as (i) any and all taxes, fees, charges and assessments, whether general or special, ordinary or extraordinary, foreseen or unforeseen, that are assessed, levied, or imposed upon the Property (or any portion thereof) by any governmental, quasi-governmental, public or other authority having jurisdiction over the Property (including, without limitation, any payments to a business improvement district or similar entity), (ii) any such taxes, fees, charges and assessments allocated to the Property (or any portion thereof) under any declaration, covenants, or other instrument applicable to the Project now or hereafter of record, (iii) any payments “in lieu of” taxes, such as that portion of any ground rent payments made by Landlord that represent the pass-through of real estate taxes from any ground lessor to Landlord, and (iv) any expenses incurred by Landlord in contesting taxes or assessments and/or the assessed value of the Property.

Except for the taxes, fees, charges and assessments described in the next succeeding sentence, Real Estate Taxes shall not include any federal or state income tax. If at any time during the Term there shall be imposed by any governmental, quasi-governmental, public or other authority having jurisdiction a gross receipts tax or other tax, fee, charge and/or assessment of any kind or nature upon, against or with respect to the Base Rent and/or Additional Rent payable hereunder or any rent or income otherwise received or derived from the Building, either in substitution of all or any part of the taxes, fees, charges and assessments levied or assessed against the Property, or in addition thereto, the entire amount of such gross receipts tax or other tax, fee, charge or assessment payable on account of the Base Rent and/or Additional Rent (as determined by Landlord) shall be paid promptly by Tenant, whether such gross receipts tax or other tax, fee, charge or assessment is imposed nominally on Landlord or Tenant, such payment to be made either directly to the appropriate government, quasi-governmental, public or other authority (if such is required by such authority) or indirectly, by payment as Additional Rent to Landlord, which shall in turn be required to promptly pay over amounts received by it pursuant to the foregoing provisions to such authority.

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(b) “Operating Costs” shall mean all costs and expenses associated with the operation, equipping, painting, cleaning, maintenance and repair of the Project, including, without limitation, the costs and expenses of: (i) removal of garbage, trash and debris from the Common Areas; (ii) maintaining, repairing, replacing, cleaning, repaving and re-striping the sidewalks and any parking areas of the Project; (iii) lighting the Common Areas (including maintaining, repairing and replacing lighting standards); (iv) interior and exterior landscaping; (v) periodic repainting, cleaning and repairs of exterior walls and windows of the Building and other structures in the Project; (vi) maintaining, repairing and replacing the roof of the Building and other structures in the Project; (vii) all utilities relating to the Project as reasonably allocated or apportioned by Landlord; (viii) all premiums, fees and other charges for insurance applicable to the Project; (ix) providing security services (if any) with respect to the Common Areas of the Project, including the Building; (x) providing and maintaining exterior, Common Area and lobby identification signage; (xi) all machinery and equipment used to maintain, repair and operate the Common Areas; (xii) operating, maintaining, repairing and replacing any central HVAC plant; (xiii) operating, maintaining, and repairing any condenser water system; (xiv) all costs, assessments and expenses imposed by declarations, covenants, conditions, limitations, easements and restrictions now or hereafter of record which are applicable to the Project; (xv) all costs and expenses in connection with providing the Project Garage, including any valet parking services; (xvi) operating, maintaining, repairing and replacing utility lines and systems, storm and sanitary drainage systems and sprinkler systems which do not exclusively serve one tenant; (xvii) employing personnel to implement the operation, maintenance, repair and replacement of the Project; (xviii) seasonal decorations; (xix) any property association dues; (xx) any management fees or parking management fees allocable to the Project; (xxi) maintaining, repairing and operating the lobby, any escalators and elevators in the Project and any and all other mechanical, electrical and plumbing equipment and systems serving the Project; and (xxii) (a) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, incurred by Landlord after the Lease Commencement Date for any capital improvements installed or paid for by Landlord and required by any new (or changed in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the Lease Commencement Date; (b) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, or any equipment, devise or capital improvement purchased or incurred as a laborsaving measure or to affect other economics in the operation or maintenance of the Project or (c) minor capital improvements, tools or expenditures to the extent each such improvement or acquisition costs less than Ten Thousand Dollars ($10,000).

Operating Costs shall not include (i) depreciation of the Building (except as otherwise provided herein), (ii) payments of principal and interest on any Mortgages; (iii) the cost of painting, decorating or renovating a specific tenant’s space unless such items are similarly provided to, or benefit generally, other tenants in the Building; (iv) the cost of any repair, restoration, replacement or other item, to the extent Landlord is actually reimbursed therefor by insurance, warranties or condemnation proceeds; (v) leasing commissions, attorneys’ fees and advertising costs incurred by Landlord to lease space, in the Building to tenants or prospective tenants of the Building; (vi) rental payments made under any ground lease, except with respect to any portion thereof relating to the pass-through of any operating costs or real estate taxes incurred by the ground lessor; and (vii) capital expenditures (other than those described in clause (xxii) of the definition of “Operating Costs”).

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(c) Tenant acknowledges that certain expenses (“Project CAM Charges”) associated with the maintenance, security, operation, and real estate taxes of the Project Common Areas (as defined below) will be shared among the buildings in the Project. Accordingly, for purposes of this Lease “Operating Costs” shall also include the Building’s share (as reasonably determined by Landlord) of any Project CAM Charges and any other costs, charges or assessments incurred by Landlord and allocated to the Building for the common maintenance, security and operation of the Project Common Areas. The “Project Common Areas” means any existing or future improvements, equipment, areas and spaces for the non-exclusive, common and joint use or benefit of Landlord, Tenant and other landlords, tenants, occupants and users of the Project; provided, however, the Landlord may permit use of the Project Common Areas by other parties upon such terms and conditions as shall be established by Landlord in its sole and absolute discretion. The Project Common Areas include, without limitation, sidewalks, central fountains, all private roads, all parking structures and areas, including, without limitation, access roads, driveways, landscaped areas, service drives and service roads, traffic islands, landscaped and hardscaped areas, public washrooms, and other similar areas and improvements.

(d) Landlord shall reasonably estimate the Operating Costs and Real Estate Taxes that will be payable for each calendar year (following the Base Year). If the anticipated amount for any calendar year is greater than the amount for the Base Year, Tenant shall pay to Landlord (in advance, together with its payment of Base Rent) an amount equal to one-twelfth of Tenant’s proportionate share of the excess amounts. If Landlord does not deliver an updated estimate of Operating Costs and Real Estate Taxes to Tenant before a particular calendar year, then Tenant shall continue to pay to Landlord Tenant’s proportionate share of excess Operating Costs and Real Estate Taxes based on the last estimate provided by Landlord to Tenant, until Landlord delivers to Tenant a new estimate. Landlord shall have the right to modify its estimates of Operating Costs and Real Estate Taxes from time to time during any calendar year in Landlord’s reasonable judgment and to deliver an updated estimate to Tenant, whereupon Tenant shall pay its proportionate share of excess Operating Costs and Real Estate Taxes based on such new estimate. Landlord may also bill Tenant in arrears for Tenant’s share of Operating Costs and Real Estate Taxes.

(e) After the conclusion of the Base Year, Landlord shall furnish Tenant a statement of actual Operating Costs and Real Estate Taxes for the Base Year (the “Base Year Statement”). After the conclusion of each calendar year following the Base Year, Landlord shall furnish Tenant a statement of actual Operating Costs and Real Estate Taxes for the year (a “Reconciliation Statement”). For each year after the Base Year, an adjustment shall then be made between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, within 30 days of request by either party. Any such repayment by Landlord may be in the form of a credit against Tenant’s monthly rent obligations, at Landlord’s option. Tenant waives and releases any and all objections or claims relating to Operating Costs and/or Real Estate Taxes for any calendar year (including the Base Year) unless, within 30 days after Landlord provides Tenant with the Base Year Statement or a Reconciliation Statement (as applicable), Tenant provides Landlord written notice that it disputes the Base Year Statement or a Reconciliation Statement (as applicable) and specifies the matters disputed. If Tenant disputes a Reconciliation Statement then, pending resolution of the dispute, Tenant shall pay the sums in question to Landlord in the amount provided in the disputed Reconciliation Statement. Landlord’s and Tenant’s obligations to pay any outstanding sums under this Section 4 shall survive expiration or termination of this Lease.

(f) The Variable Operating Costs for the Base Year and all subsequent calendar years shall be grossed up (as reasonably determined by Landlord using reasonable projections and assumptions) as though the Building were 100% occupied. In addition, if after the Base Year Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an operating expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs for purposes of this Lease shall be deemed to be increased by an amount equal to the additional Operating Costs which Landlord reasonably determines to be that which would reasonably have been incurred during such period by Landlord if it had furnished such work or service to such tenant. For purposes of this Lease, the term “Variable Operating Costs” shall mean any Operating Costs that are variable with the level of occupancy of the Building. In addition, Real Estate Taxes shall be calculated for the Base Year and all subsequent calendar years as though the Building and Project were fully assessed.

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(g) All amounts, other than the Base Rent, that Tenant is required to pay under this Lease shall constitute Additional Rent under this Lease. Any provision in this Lease, outside of this Section 4, which requires Tenant to pay Landlord any additional rent, shall mean a direct payment from Tenant to Landlord and not a payment as part of Operating Costs or Real Estate Taxes under this Section 4.

(h) If Tenant requests any additional services from Landlord beyond those required of Landlord under this Lease, or if Tenant’s occupancy and the nature of Tenant’s business and/ or operations within the Premises or the relative intensity or quantity of use of services (at any time) or the hours of operation is such that additional costs are incurred by Landlord for insurance, cleaning, electricity or other utilities, sanitation, refuse removal, pest control, disposal services or other Operating Costs beyond the costs incurred by Landlord for general office tenants, Tenant agrees to pay to Landlord from time-to-time, as Additional Rent, the amount of such additional costs within 15 days of receipt of any invoice therefor.

5.	Taxes on Rental.

In addition to Operating Costs and Real Estate Taxes, Tenant shall pay to Landlord, for remittance by Landlord to the appropriate taxing authority, any sales, use or other similar tax on the Rent or other sums or charges payable to Landlord by Tenant under this Lease (including, without limitation, the so-called Florida Sales and Use Tax). Tenant shall also pay, prior to the time the same shall become delinquent or payable with penalty, all taxes imposed on Tenant’s Property (as defined below) and Leasehold Improvements (as defined below) installed by Tenant or by Landlord on behalf of Tenant (except to the extent such Leasehold Improvements shall be covered by those taxes referred to in section 4 hereof), and any other property of Tenant.

6.	Use of Premises.

Tenant shall use the Premises solely for the Use of the Premises specifically set forth in the Basic Lease Information, and Tenant shall not use the Premises or the Building, or permit the Premises or the Building to be used, for any other purpose whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Tenant shall not use the Premises in a manner so as to violate or conflict with any of the recorded covenants or restrictions encumbering the Property. Tenant shall comply with all statutes, laws, rules, orders, regulations and ordinances affecting the Premises. Tenant shall perform, at its sole cost and expense, all alterations to the Premises as are required to comply with all statutes, laws, rules, orders, regulations and ordinances. In no event shall Tenant use, occupy, alter or perform any activities within the Premises in a manner or for purposes which are prohibited by zoning or similar laws or regulations, or declarations, covenants, conditions, limitations, easements or restrictions now or hereafter of record which are applicable to the Building. Tenant acknowledges and agrees it is solely responsible for determining if its business complies with the applicable zoning regulations, and that Landlord makes no representation (explicit or implied) concerning such zoning regulations.

7.	Assignment or Subletting.

(a) Tenant shall not (and shall not permit any Person) voluntarily or involuntarily, by operation of law or otherwise: (i) transfer, assign, mortgage, encumber, pledge, hypothecate, or assign all or any of its interest in this Lease, or (ii) sublet or permit the Premises, or any part thereof, to be used by others including, but not limited to concessionaires or licensees, or (iii) issue new stock (or partnership shares or membership interests), create additional classes of stock (or partnership shares or membership interests), or sell, assign, hypothecate or otherwise transfer the outstanding voting stock (or partnership shares or membership interests) so as to result in a change in the present control of Tenant or any permitted Transferee, provided, however, that this subparagraph (iii) shall not be applicable to Tenant if it is a publicly owned corporation whose outstanding voting stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded actively in the over-the-counter market, or (iv) sell, assign or otherwise transfer all or substantially all of Tenant’s or any permitted Transferee’s assets; without the prior consent of Landlord, in each instance, which consent Landlord may withhold in its sole and absolute discretion. All of the foregoing transactions shall be referred to collectively or singularly as a “Transfer”, and the Person to whom Tenant’s interest is transferred shall be referred to as a “Transferee.”

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(b) Any Transfer without Landlord’s consent shall not be binding upon Landlord, and shall confer no rights upon any third Person. Each such unauthorized Transfer shall, without notice or grace period of any kind, constitute a Default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent following any Transfer prohibited by this Section shall not be deemed to be a consent by Landlord to any such Transfer, an acceptance of the Transferee as a tenant, a release of Tenant from the performance of any covenants herein contained, or a waiver by Landlord of any remedy of Landlord under this Lease, although amounts actually received shall be credited by Landlord against Tenant’s Rent obligations. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Premises by any such assignee, concessionaire, subtenant or licensee.

(c) Landlord’s consent to any Transfer shall not operate as a waiver of, or release of Tenant from, Tenant’s covenants and obligations hereunder; nor shall the collection or acceptance of Rent or other performance from any Transferee have such effect. Rather, Tenant shall remain fully and primarily liable and obligated under this Lease for the entire Term in the event of any Transfer, and in the event of a Default by the Transferee, Landlord shall be free to pursue Tenant, the Transferee, or both, without prior notice or demand to either.

(d) Tenant shall reimburse Landlord for attorney’s fees and any other out-of-pocket expenses incurred by Landlord involved with the review, processing or preparation of any documentation in connection with a Transfer, whether or not Landlord’s consent to such Transfer is required or obtained.

(e) Upon Tenant’s request for approval for any Transfer, Landlord may elect to terminate this Lease by notice to Tenant, which termination shall be effective on the date set forth in such notice, but no earlier than sixty (60) days after the date of that notice.

(f) In the event of a Transfer by Tenant, Tenant shall pay to Landlord, as Additional Rent, as and when received by Tenant, an amount equal to the difference between (i) all sums paid to Tenant or its agent by or on behalf of such Transferee, and (ii) the Monthly Base Rent and Additional Rent paid by Tenant under this Lease and attributable to the portion of the Premises that is the subject of such Transfer

(g) Notwithstanding anything in the foregoing to the contrary, Landlord’s consent shall not be required with respect to any Transfer to any of the following types of entities (each an “Permitted Transferee”): (a) an entity that results from an organizational change of Tenant or the division of Tenant into two or more entities; (b) an affiliate of Tenant, meaning any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Tenant; (c) an entity with which Tenant or its corporate successors has merged or consolidated in accordance with applicable statutory provisions governing merger and consolidation of business entities; or (d) an entity which acquires all or substantially all of the assets or membership interest of Tenant (Landlord is expressly aware that Tenant is subject to a binding agreement whereby ownership of Tenant shall transfer 100% to Danam Health Inc. during the course of the Term); provided that, in each such case: (a) any such Transfer to a Permitted Transferee is not undertaken primarily for the purpose of avoiding the restrictions on Transfer contained in this Section 7; and (b) Tenant’s obligations hereunder are assumed in writing by any such Permitted Transferee to which this Lease is Transferred. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder. Any such Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Use of the Premises limitation contained in this Lease. No later than ten (10) days after the effective date of any Transfer permitted under this Section 7(g), Tenant shall furnish to Landlord: (1) copies of any instrument effecting such Transfer; (2) documentation establishing the satisfaction of the requirements and conditions set forth herein; and (3) evidence of insurance as required under this Lease. The occurrence of a Transfer pursuant to this Section 7(f) shall not waive Landlord’s rights as to any subsequent Transfer.

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8.	Maintenance and Repair.

(a) Subject to the terms of this Lease, Landlord shall (subject to Tenant’s reimbursement as part of Operating Costs or under other sections of this Lease) make all repairs to the Common Areas, the roof, exterior, structural elements, and central electrical, plumbing and mechanical systems of the Building to the extent necessary to maintain them in operating condition. If any such repairs are necessitated by Tenant’s breach of this Lease, or by any act or negligence of Tenant, its agents, employees, assigns, concessionaires, contractors, subtenants or invitees, Tenant shall reimburse Landlord for the reasonable cost incurred in performing such repairs.

(b) Tenant, at its expense, will maintain the non-structural portions of the Premises, the Leasehold Improvements and Tenant’s Property in good order, condition and repair and make all necessary repairs thereto. Tenant shall not cause or permit any waste, damage or injury to the Premises, the Building or the Project. Tenant’s obligations shall include without limitation repairing, maintaining and making replacements to the following: the floor and wall coverings; ceilings; the window sashes, casements and frames; glass; fixtures; doors and door frames; locks and closing devices; utility meters and submeters exclusively serving the Premises, pipes and conduits exclusively serving the Premises; that portion of the HVAC system, plumbing, electrical and other mechanical systems installed or existing for the exclusive use of Tenant in the Premises; and any sprinkler or other fire protection equipment installed or existing for the exclusive use of Tenant in the Premises. Tenant shall contract for and use on a regular basis termite and pest control extermination services for the Premises. Tenant agrees to maintain, with a reputable contractor, a regular service and maintenance contract on any HVAC equipment and systems installed or existing for the exclusive use of Tenant in the Premises, with routine inspections and servicing as recommended by the HVAC manufacturer.

(c) Tenant shall install and maintain such fire extinguishers and other fire protection devices as may be required by any agency having jurisdiction over, or by the underwriters issuing insurance for, the Building. Tenant agrees to routine inspections of fire protection devices by contractors acceptable to Landlord. If any governmental authority with jurisdiction over the Building requires the installation, modification, or alteration of the sprinkler system, or other fire protection equipment, by reason of Tenant’s business, or the location of any partitions, trade fixtures, or other contents of the Premises, then Tenant shall promptly install such sprinkler system or make the required changes thereto. If a sprinkler system is installed in the Building and such system, or any of its appliances, shall be damaged or injured or not in proper working order by reason of any action or omission of Tenant, including any Tenant renovations, Tenant’s agents, servants, employees, contractors, visitors, subtenants or licensees, Tenant shall, at its expense, forthwith restore the same to good working condition. Landlord shall not be responsible for any damage to the Leasehold Improvements or Tenant’s Property caused by a malfunctioning of the sprinkler system.

(d) Tenant shall not permit the accumulation of garbage, trash or other waste in or around the Premises.

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(e) Except as may otherwise be expressly set forth herein, no sign, advertisement or notice shall be inscribed, painted, affixed or displayed by Tenant on any part of the outside or the inside of the Building or within the Premises if the same is visible from outside of the Premises, and if any such sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord may remove the same and Tenant shall be liable for any and all expenses (including, without limitation, attorneys’ fees and all court costs) incurred by Landlord in such connection. Nameplates identifying Tenant shall be posted on the Building directory (or displayed electronically) and on the suite entry door(s) of the Premises by Landlord in such places, number, size, color and style as are determined by Landlord. Such nameplates and letters shall conform harmoniously with the Building’s design and interior decoration. Any additions or changes after the Lease Commencement Date to either the Building directory listing or the nameplate on the suite entry door(s) for the Tenant of the Premises shall be made by Landlord at Landlord’s sole discretion and at Tenant’s sole cost. Landlord shall have the right to prohibit any advertisement of Tenant in, on or about the Building or naming the Building or its address which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a high-quality building for offices for financial, insurance and other institutions of similar kind, and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Directory listing and/or signs for approved assignees or approved subtenants shall be at the Landlord’s sole discretion based on the availability of space.

(f) Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures. Any and all damage or injury to the Premises or the rest of the Building caused by moving the property of Tenant into, in or out of the Premises, or due to the same being on the Premises, shall be repaired under Landlord’s direction by Tenant, and at the sole cost of Tenant. All moving of furniture, equipment and other material within any public area of the Building shall be at such times and conducted in such manner as Landlord may reasonably require in the interest of all tenants within the Building.

(g) If upon prior request by Tenant, Landlord provides services to the Premises or to Tenant, or engages third party vendors to provide services to the Premises or for the Tenant which are otherwise outside of the scope of Landlord’s responsibilities under the Lease (such as providing repairs or other work within the Premises which are the responsibility of Tenant), or if Landlord performs services for the exclusive benefit of Tenant for which Tenant shall pay or reimburse Landlord as a non-operating expense (such as but not limited to electric sub-meter reading and payment), then, in addition to any such costs for same, Tenant shall also pay an administrative fee to Landlord equal to the greater of five percent (5%) of the cost of the services provided or Fifteen Dollars ($15.00) in consideration of and as a set-off against administrative costs of Landlord associated with or incurred by the providing of such service(s). Such administrative fee shall be deemed to be rent and Tenant’s failure to promptly pay such administrative costs shall, at Landlord’s option, be a default of this Lease.

9.	Alterations.

(a) Tenant shall not make or cause to be made any alterations, additions, renovations, improvements or installations in or to the Premises or the Building (“Alterations”) without Landlord’s prior consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion; provided, however, that (i) Landlord will not unreasonably withhold its consent to interior, non-structural Alterations in the Premises which do not affect any of the central or base-Building mechanical, electrical and plumbing systems of the Building; and (ii) Tenant, without Landlord’s consent may make interior, non-structural Alterations in the Premises that are of a purely cosmetic nature (and that do not violate any other provision of this Lease).

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(b) All work performed by Tenant in the Premises or (if permitted) outside the Premises, including any Alterations, shall be performed: (i) promptly and in a workmanlike manner with first-class materials; (ii) by duly qualified or licensed Persons; (iii) without interference with, or disruption to, the operations of Landlord or other tenants or occupants of the Project; and (iv) in accordance with (a) plans and specifications approved in writing in advance by Landlord (as to both design and materials) which approval may be granted or withheld in Landlord’s sole and absolute discretion, except as otherwise expressly provided herein, and (b) all applicable governmental permits, legal requirements, rules and regulations. Upon completion of any Alterations, Tenant shall deliver to Landlord’s management office a reproducible copy of the “as built” drawings of such work as well as all permits, approvals and other documents issued by any governmental agency in connection with such work.

(c) All present and future alterations, additions, renovations, improvements and installations made to the Premises (collectively, “Leasehold Improvements”), including any HVAC system located therein or exclusively serving the Premises, shall be deemed to be the property of Landlord when made and, upon Tenant’s vacation or abandonment of the Premises, unless Landlord directs otherwise, shall remain upon and be surrendered with the Premises in good order, condition and repair; provided, however, that upon the direction of Landlord, Tenant, upon the expiration or sooner termination of the Term, shall (i) remove any Leasehold Improvements that Landlord requires to be removed, and (ii) repair and restore all damage to the Premises, the Project or the Building that is caused by the installation of such Leasehold Improvements and/or such removal. All movable goods, inventory, office furniture, equipment, trade fixtures (including exterior signs) and other movable personal property belonging to Tenant that are not permanently affixed to the Premises, shall remain Tenant’s property (“Tenant’s Property”) and shall be removable by Tenant at any time, provided that Tenant: (i) is not in default under this Lease, and (ii) shall repair any damage to the Premises, the Project or the Building caused by the removal of any of Tenant’s Property.

(d) Tenant shall cause any contractor performing work on the Premises to obtain, carry and maintain, at no expense to Landlord: (i) worker’s compensation insurance and employer’s liability insurance as required by the jurisdiction in which the Building is located; (ii) builder’s risk insurance with a deductible no greater than Ten Thousand Dollars ($10,000.00), in the amount of the full replacement cost of the Tenant’s Property and the Leasehold Improvements; (iii) Commercial General Liability Insurance providing on an occurrence basis a minimum combined single limit of One Million Dollars ($1,000,000.00) per occurrence (and Two Million Dollars ($2,000,000.00) general aggregate, if applicable); and (iv) business automobile liability insurance including the ownership, maintenance and operation of the automotive equipment, owned, hired and non-owned coverage with a combined single limit of not less than One Million Dollars ($1,000,000.00) for bodily injury and property damage. If the contractor fails to acquire such insurance, Tenant shall provide such insurance (except worker’s compensation insurance and employer’s liability) at its sole cost and expense.

10.	Inspection.

Tenant will permit Landlord, or its representative, upon reasonable prior notice (except in the case of an emergency when no such notice shall be required), and without materially adversely affecting Tenant’s business within the Premises, to enter the Premises at any reasonable time and from time to time, to examine, inspect and protect the same, and to make such alterations and/or repairs as in the judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants, lenders or purchasers.

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11.	Insurance.

(a) Commencing on the Lease Commencement Date (or the first day of the Beneficial Access Period, if any) and at all times thereafter, Tenant shall carry and maintain, at its sole cost and expense:

(i) Commercial General Liability Insurance (ISO form or equivalent) on an occurrence form, protecting Tenant and the additional insureds against liability for bodily injury, death and property damage (including Products-Completed Operations) occurring upon or in the Premises, with a minimum of One Million Dollars ($1,000,000.00) per occurrence and a general aggregate limit of Two Million Dollars ($2,000,000.00). If the policy also covers locations other than the Premises, the policy shall include a provision to the effect that the aggregate limit of Two Million Dollars ($2,000,000.00) shall apply separately at the Premises.

(ii) Worker’s Compensation Insurance in compliance with statutory requirements of the state of Florida and shall apply to all persons employed by Tenant; Employer’s Liability Insurance in the amount of Five Hundred Thousand Dollars ($500,000) each accident for bodily injury by accident, Five Hundred Thousand Dollars ($500,000) each employee for bodily injury by disease, and Five Hundred Thousand Dollars ($500,000) policy limit for bodily injury by disease, or such other amount as may be required by umbrella policy to effect umbrella coverage.

(iii) Comprehensive Automobile Liability Insurance, including coverage for owned, non-owned, leased and hired autos, in the minimum amount of One Million Dollars ($1,000,000) combined single limit for Bodily Injury and Property Damage if automobiles are used in connection with this Lease;

(iv) Umbrella/Excess Liability Insurance on a follow form basis with a per occurrence and annual aggregate limit of Three Million Dollars ($3,000,000) per location / project. Coverage shall be excess of CGL (including products and completed operations coverage), Auto Liability and Employers Liability with such coverage being concurrent with and not more restrictive than underlying insurance

(v) “All Risks” or “Special Form” property insurance covering all of Tenant’s Property, Tenant’s Leasehold Improvements (excluding Building Standard Improvements), Alterations made by or on behalf of Tenant in the Premises, and the floor and wall coverings within the Premises, written for at least the full replacement cost with a deductible of not more than One Thousand Dollars ($1,000.00).

(vi) Business interruption, loss of income and extra expense insurance in amounts sufficient to pay for Tenant’s expenses and lost income, including all Rent due and payable hereunder for a period of not less than twelve (12) months, attributable to perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils.

(b) Tenant’s Insurance shall be primary and non-contributory with regard to any other insurance that may be available to Owner and additional insureds. The Owner, property manager and the Owner’s lenders and all other parties otherwise designated by the Owner from time to time shall each shall be added as an additional insured (using CG2010 (11/85) or equivalent) on a primary non-contributory basis on all insurance (including completed operations coverage for the full term required by contract), other than Workers’ Compensation. Any company writing any insurance which Tenant is required to maintain or cause to be maintained under this Lease as well as any other insurance pertaining to the Premises or the operation of Tenant’s business therein (all such insurance being referred to as “Tenant’s Insurance”) shall at all times be licensed and qualified to do business in the jurisdiction in which the Premises are located and shall have received an A or better (and be in a financial size category of class VII or higher) rating by the latest edition of A.M. Best’s Insurance Rating Service. All of Tenant’s Insurance may be carried under a blanket policy covering the Premises and any other location of Tenant, if (i) the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, and (ii) such blanket policy allocates to the properties and liabilities to be insured under this Section an amount not less than the amount of insurance required to be covered pursuant to this Section, so that the proceeds of such insurance shall not be less than the proceeds that would be available if Tenant were insured under a unitary policy. All policies of Tenant’s Insurance shall contain endorsements requiring the insurer(s) to give to all additional insureds at least thirty (30) days advance notice of any material reduction, cancellation, termination or non-renewal of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant’s Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant’s Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of the term of any such insurance policy, a certificate of insurance executed by the insurer of all policies procured by Tenant in compliance with its obligations under the Lease. The limits of Tenant’s Insurance shall not limit Tenant’s liability under the Lease, at law, or in equity. If Tenant fails to deposit a certificate of insurance executed by the insurer with Landlord for a period of three (3) days after notice from Landlord, Landlord may acquire such insurance, and Tenant shall pay Landlord the amount of the premium applicable thereto, as Additional Rent, within five (5) days following notice from Landlord. Tenant agrees to require and maintain the same requirements for any and all contractors, subcontractors / sub-tenants they may bring in.

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(c) Landlord shall, as part of Operating Costs, keep the Building, including the central or base Building mechanical, electric and plumbing systems of the Building and all Building Standard Improvements located within the Premises (but excluding Tenant’s Property and any Alterations made by or on behalf of Tenant in the Premises), insured against loss or damage caused by fire or other casualty, in such amount as any mortgagee of the Building may from time to time require (or provide such greater insurance coverage as Landlord may determine in its sole discretion).

(d) Tenant shall not keep or do anything in the Premises that will (i) result in an increase in the rate of any insurance on the Building; (ii) violate the terms of any insurance coverage on the Building carried by Landlord; (iii) prevent Landlord from obtaining such policies of insurance acceptable to Landlord or any Mortgagee of the Property; or (iv) violate the rules, regulations or recommendations of Landlord’s insurers, loss prevention consultants, safety engineers, the National Fire Protection Association, or any similar body having jurisdiction over the Premises. If Tenant does so, Tenant shall pay to Landlord, as Additional Rent, upon demand the amount of any increase in any such insurance premium. In determining the cause of any increase in insurance premiums, the schedule or rate of the organization issuing the insurance or rating procedures shall be conclusive evidence of the items and charges which comprise the insurance rates and premiums on such property.

(e) Landlord and Tenant (each, a “Waiving Party”) each hereby waives and releases all rights of recovery against the other and the other’s agents and employees (the “Released Parties”) on account of loss or damage to the property of the Waiving Party to the extent that such loss or damage is required to be insured against under any property damage insurance policies required to be carried by this Lease. By this waiver it is the intent of the parties that the Released Parties shall not be liable to the Waiving Party or any insurance company (by way of subrogation or otherwise) insuring the Waiving Party for any loss or damage insured against (or that could have been insured against) under any property damage insurance required by this Section. If the Waiving Party does not carry, or is not required to carry, property damage insurance pursuant to this Lease, this release shall apply to damage to the Waiving Party’s property that would have been covered by a policy of “all risk” or “special form” property damage insurance if the Waiving Party had maintained such insurance. Each of Landlord and Tenant shall include in each of its property damage insurance policies a waiver of the insurer’s right of subrogation against the other party and the officers, directors, agents and employees of, and the partners in, the other party. If such waiver is not, or ceases to be, obtainable without additional charge (other than a nominal administrative charge) or at all, the insuring party shall so notify the other party promptly after notice thereof. If the other party agrees in writing to pay the insurer’s additional charge therefor, such waiver shall (if obtainable) be included in the policy. Landlord and Tenant hereby acknowledge that such waiver is obtainable under normal commercial insurance practice on the date of this Lease at no additional charge (other than a nominal administrative charge). The waiver and release in this Section above shall not apply to loss or damage to property of the Waiving Party to the extent of the deductible contained in the Waiving Party’s policies of property damage insurance.

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12.	Indemnity.

Except as otherwise provided in this Section, Tenant agrees, to the fullest extent permitted by law, to indemnify, hold harmless and defend Landlord, Landlord’s Mortgagee and Landlord’s managing agent, if any, and the officers, directors, agents and employees of, and the direct or indirect partners and members in, Landlord, Landlord’s Mortgagee and Landlord’s managing agent (collectively, “Landlord’s Indemnitees”), from and against any and all claims, losses, actions, damages, liabilities and expenses (including reasonable attorneys’ fees and disbursements) that (i) arise from or are in connection with Tenant’s (or any if its agents’, employees’, contractors’, licensees’, subtenants’ or invitees’) possession, use, occupancy, management, repair, maintenance or control of all or any part of the Premises, the making or removal of alterations or improvements to the Premises by Tenant, or that relate in any other manner to the business conducted by Tenant or its agents, employees, subtenants, invitees or contractors in the Premises, (ii) arise from or are in connection with any willful or negligent act or omission of Tenant or its agents, employees, subtenants, invitees or contractors in the Premises, the Building or the Project, (iii) arise from injury or death to individuals or damage to property sustained within the Premises, or (iv) arise from any breach of this Lease by Tenant (including any breach of Article 43 below). Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section through counsel reasonably satisfactory to Landlord. Tenant shall not be obligated to indemnify Landlord’s Indemnitees against loss, liability, damage, cost or expense arising out of a claim for which Tenant is released from liability pursuant to Section 11(e) or a claim arising out of the willful or negligent acts or omissions of Landlord or its agents, employees or contractors.

13.	Insolvency or Bankruptcy of Tenant.

In the event Tenant makes an assignment for the benefit of creditors, or a receiver of Tenant’s assets is appointed, or Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant, and the same is not discharged within sixty (60) days, or Tenant is adjudicated as bankrupt, Landlord shall have the option of terminating this Lease by sending written notice to Tenant of such termination, and upon such written notice being given by Landlord to Tenant, the Term shall, at the option of Landlord, end and Landlord shall be entitled to immediate possession of the Premises and to recover damages from Tenant in accordance with the provisions in Section 21 hereof.

14.	Liability of Landlord.

(a) Notwithstanding anything to the contrary contained in this Lease, to the maximum extent permitted by law, Landlord and Landlord’s Indemnitees shall not be liable for, and Tenant waives all claims for loss or damage to Tenant’s business or injury or damage to Person or property (including Tenant’s Property) sustained by Tenant, or any Person claiming by, through or under Tenant, arising or resulting from (i) the repairing of any portion of the Building, (ii) any interruption in the use of the Premises or the Building, (iii) accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of elevators, escalators, or heating, cooling, electrical or plumbing equipment or apparatus, (iv) the termination of this Lease by reason of the destruction of the Premises or a taking or sale in lieu thereof by eminent domain, (v) any fire, robbery, theft, criminal act and/or any other casualty, (vi) any leakage in any part of the Premises or the rest of the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the rest of the Building, or from drains, pipes or plumbing work in or about the Building, (vii) any act, omission or negligence of other tenants or any other Person including occupants of the Building, the Project, any adjoining or contiguous buildings, owners of adjacent or contiguous property, or the public, or (ix) any other similar or dissimilar event, circumstance, act or omission that is not the result of a willful breach of this Lease by Landlord.

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(b) Except only as provided in Section 19 below, Tenant shall not be entitled to any abatement or diminution of Base Rent or Additional Rent as a result of any of the occurrences set forth in Section 14(a), nor shall the same release Tenant from its obligations hereunder or constitute an eviction. Notwithstanding any provisions in this Lease to the contrary, any goods, property or personal effects stored or placed by Tenant in or about the Premises or the rest of the Property shall be at the sole risk of Tenant, and Landlord shall not be liable to Tenant for any loss or damage thereto.

(c) The employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be the agent of Tenant and not of Landlord. Landlord shall not be obligated to provide or maintain any security patrol or lobby host. However, if Landlord elects to provide either of the foregoing, Tenant agrees that Landlord shall not be responsible for the quality of such of the foregoing which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of either of same.

15.	Tenant Improvements.

Tenant accepts the Premises, Building and Common Areas in their “as is” “where is” “with all faults” condition and Landlord shall not be required to make any improvements to the Premises, Building or Common Areas, or provide any improvement allowances or payments to Tenant for Tenant’s occupancy, except as specifically required, if at all, on Exhibit B (the “Work Agreement”).

16.	Tenant’s Equipment.

(a) During the Beneficial Access Period (if any), Tenant shall be permitted to enter the Premises solely for purposes of installing Tenant’s furniture, fixtures, and equipment. Tenant’s access to the Premises during the Beneficial Access Period (if any) shall be on and subject to the terms and provisions of this Lease as if the Lease Commencement Date had occurred (including all insurance and indemnification requirements of Tenant), except that Tenant shall not be obligated to pay Landlord Base Rent. All such work shall be performed at Tenant’s sole cost and expense. Tenant shall cooperate with Landlord in all respects in order to coordinate Tenant’s and Landlord’s activities in the Premises and to minimize any interference by Tenant with Landlord’s completion of any remaining portions of the Tenant Improvements. Tenant shall maintain the Premises in a clean and orderly condition during the Beneficial Access Period (if any).

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(b) Tenant will not install or operate in the Premises any electrically operated equipment or other machinery, other than standard desk top office equipment ordinarily found in first-class office buildings in the submarket in which the Project is located (the “Project Submarket”) without first obtaining the prior written consent of Landlord. Landlord shall have the right to charge Tenant for the cost of its electricity consumption beyond Business Hours or in excess of five (5) watts per square foot of Rentable Area of the Premises (exclusive of Building Standard HVAC and lights) and for the cost of any additional wiring or other improvements to the Building as may be occasioned by or required as a result of any such excess use. Tenant shall not use or consume water other than for drinking, lavatory and toilet purposes, or in unusual quantities (of which fact Landlord shall reasonably judge), without first obtaining the prior written consent of Landlord. Tenant shall not install any other equipment of any kind or nature whatsoever (including, without limitation, electric space heaters and supplementary air-conditioning units) which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Premises or the rest of the Building. Landlord may condition its consent to the installation or use of any equipment or machinery or to the consumption of excess utilities upon the payment by Tenant of Additional Rent in compensation for any excess consumption of utilities and for the cost of additional wiring, piping or other improvements to the Building as may be occasioned by the operation of said equipment or machinery or by said excess use of utilities. In the event of any excessive consumption of any utilities (including without limitation any consumption beyond Building Hours), Landlord shall be entitled to require that Tenant install in the Premises (at Tenant’s cost and in a location approved by Landlord) meters or submeters to measure Tenant’s utility consumption for the Premises or for any specific equipment causing excess consumption, as Landlord shall require; in which case, Tenant shall maintain in good order and repair (and replace, if necessary) such meters or submeters. If separate meters are installed for measuring Tenant’s use of any utilities, then charges for such utilities shall be paid directly by Tenant to the appropriate utility company. If submeters are installed for measuring Tenant’s consumption of any utilities, Tenant shall pay the costs of the same to Landlord as Additional Rent, within fifteen (15) days of its receipt of a bill therefor based on such submeter readings. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration, which fact Landlord shall reasonably judge. Whenever heat generating machines or equipment are used in the Premises, Landlord reserves the right to require Tenant to install supplementary air conditioning units in the Premises and any cost associated therewith shall be paid by Tenant, including any cost of installation, operation and maintenance thereof. Without limiting the generality of the foregoing, Tenant agrees to cooperate fully with Landlord at all times and to abide by all regulations and requirements that Landlord may in good faith impose for the proper functioning and protection of all mechanical, electrical and plumbing (including air conditioning) equipment and systems serving the Premises.

17.	Construction Liens.

Under no circumstance shall Landlord’s interest in the Property be subject to any liens for any Alterations made by Tenant. Tenant shall notify all contractors making Alterations in the Premises or otherwise on Tenant’s behalf that the Landlord’s interest in the Property is not subject to liens and that the Lease contains a provision prohibiting a lien on the Landlord’s interest in the Property. At Landlord’s election, Tenant shall join Landlord in executing a short form of this Lease which Landlord shall record in the Public Records of Broward County, Florida, to evidence the foregoing provision. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord, nor shall Tenant be deemed to be the agent of Landlord in performing such work, so that no construction lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Premises. If any lien shall at any time be filed against the Premises or any other portion of the Property by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to Tenant or to anyone holding the Premises through or under Tenant (including any subtenant), Tenant shall, within five (5) Business Days thereafter, cause the same to be discharged of record or bonded to the satisfaction of Landlord, at Tenant’s sole cost and expense. If Tenant shall fail to cause such lien to be so discharged or bonded within such five (5) day period, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including attorneys’ fees and court costs incurred by Landlord either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at the rate of fifteen percent (15%) per year shall be immediately due and payable by Tenant to Landlord as Additional Rent. If Tenant shall fail to cause such lien to be so discharged within such five (5) day period, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including attorneys’ fees incurred by Landlord either in defending against such lien or in procuring the discharge of such lien, together with interest thereon at the Default Rate shall be immediately due and payable by Tenant to Landlord as Additional Rent; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive, or release, the default of Tenant in not discharging the same.

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18.	Services and Utilities.

(a) During the appropriate seasons of the year, Landlord will (to the extent necessary for the comfortable occupancy of the Premises, as reasonably determined by Landlord), furnish air-conditioning and heating at least between the Building Hours set forth in the Basic Lease Information and, if requested by any tenant of the Building for a particular Saturday, at least between 9:00 a.m. and 12:00 p.m. on such Saturday (except Holidays). Landlord’s provision of air-conditioning and heating shall be based upon standard electrical energy requirements of not more than an average of five (5) watts per square foot of the Premises (exclusive of Building Standard HVAC and lights) and a human occupancy of not more than one person for each 120 square feet of Rentable Area of the Premises; and, notwithstanding anything to the contrary contained herein, Landlord makes no representation and shall have no obligation or liability with respect to the failure to provide such air-conditioning and heating service on account of (a) the use of the Premises, or any part thereof, in a manner exceeding the foregoing requirements, (b) the arrangement of any partitioning or the ceiling distribution system in the Premises that interferes with normal operation of the system, (c) the use of any machines or equipment in the Premises, except for ordinary office machines which do not produce excess heat, (d) Tenant’s failure to comply with this Lease in a manner that affects the performance of the system, (e) Alterations by Tenant, (f) any other act of Tenant or Tenant’s employees or contractors, or (g) any legal requirement. Landlord shall have the right to operate the heating, ventilating, and air-conditioning (“HVAC”) system in the most energy-efficient manner possible within the limits established in the Building design, and in accordance with any directive, policy or request of a governmental, quasi-governmental, public or other authority. Landlord may install a computerized energy-management system that operates the HVAC system in on-off cycles to control electrical demand and energy consumption. Extra hours of heating, ventilating, and air-conditioning (i.e., all times other than during Building Hours) will be provided to Tenant upon Tenant’s request with at least 24 hours’ advance notice on a previous Business Day. Tenant will be charged Landlord’s then standard rate for such service, unless (x) the HVAC unit in question serves the Premises exclusively and (y) a meter or submeter has been installed to measure the electricity consumed by such unit (in which case utility consumption shall be based on a reading of said meter).

(b) Landlord will provide reasonably adequate electricity as is normal and customary in office buildings of comparable age and location in the Project Submarket. Landlord shall provide and install all original fluorescent tubes for those lighting fixtures within the Premises that are Building Standard lighting fixtures. All replacement tubes for such Building Standard lighting fixtures shall be provided and installed by Landlord as part of Operating Costs and all bulbs and tubes for other than Building Standard lighting fixtures shall be provided and installed by Tenant at Tenant’s sole cost and expense.

(c) Landlord shall furnish cold water from municipal water mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, and hot water for lavatory purposes from the regular Building supply. Landlord will provide reasonably adequate lavatory supplies for public restrooms. Landlord will also provide exterior window cleaning service and janitorial service as is normal and customary in comparable first-class office buildings in the Project Submarket; provided, however, that janitorial service required for any non-Building Standard Improvements in the Premises, such as glass partitions, wood flooring, kitchens, and private showers and restrooms, shall be subject to additional charges. Janitorial services shall be available Monday through Friday only, except Holidays. Tenant shall use janitorial services provided by Landlord.

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(d) Tenant shall have the right to access the Premises 24 hours per day, 365 days per year.

(e) It is understood and agreed that Landlord shall not be liable for failure to furnish, or for delay or suspension in furnishing or providing, any of the utilities or services required to be furnished or provided by Landlord caused by breakdown, maintenance, repairs, strikes, scarcity of labor and/or materials, acts of God or from any cause beyond Landlord’s reasonable control. If the Building equipment should cease to function properly, Landlord shall use due diligence to repair the same promptly. The term “Holidays” as used in this Lease shall mean any federal, state or local holiday.

(f) Landlord reserves the right to stop the service of heating, air-conditioning, ventilating, elevator, escalator, plumbing, electricity or other mechanical systems or facilities in the Premises or the Building, if necessary by reason of accident or emergency, or for repairs, alterations, replacements, additions or improvements which, in Landlord’s judgment, are desirable or necessary, until said repairs, alterations, replacements, additions or improvements shall have been completed. The exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant’s business, or otherwise, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent. Except in cases of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage of any such systems or facilities pursuant to the foregoing. In all cases, Landlord will use due diligence to complete any such repairs, alterations, replacements, additions or improvements promptly.

(g) Notwithstanding the foregoing, Landlord may elect to install at Tenant’s expense a flow meter that measures Tenant’s use of condenser water from the condenser water distribution system servicing the Building or the Project, as the case may be (the “Condenser Water System”), in which case Tenant shall pay its proportionate share of Condenser Water Costs (defined as Landlord’s costs of operating and maintaining the Condenser Water System including an administrative charge of fifteen percent (15%) of the total of all other costs included in Condenser Water Costs). Tenant’s proportionate share of Condenser Water Costs is a fraction, the numerator of which is the amount of condenser water used by Tenant and the denominator of which is the amount of condenser water used by all occupants of the Building or the Project, as the case may be. It is the intent of the parties that Tenant’s proportionate share of Condenser Water Costs is separate from and in addition to Tenant’s Share of Operating Costs.

19.	Damage by Fire or Casualty.

(a) In the event of damage to or destruction of the Premises by fire or any other casualty (“Casualty”), the central or base Building mechanical, electrical and plumbing systems of the Building and all Building Standard Improvements located within the Premises shall, subject to the provisions of this Section 19, be promptly and fully repaired and restored by Landlord at its own cost and expense, provided adequate insurance proceeds are available. Due allowance, however, shall be given for the time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, emergencies and other conditions beyond the reasonable control of Landlord. It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect, without abatement of Rent. Tenant shall promptly repair and restore, at Tenant’s sole expense, Tenant’s Property, Tenant’s Leasehold Improvements (except for the central or base Building mechanical, electrical and plumbing systems of the Building and Building Standard Improvements), and Alterations made by or on behalf of Tenant in the Premises to their condition existing immediately prior to their damage or destruction.

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(b) If as a result of a Casualty more than one-half (1/2) of the Rentable Area of the Building is rendered untenantable (or if Landlord reasonably estimates that the damage exceeds 25 percent of the replacement cost of the Building as reasonably estimated by Landlord), Landlord, within sixty (60) days from the date of such Casualty, may terminate this Lease by notice to Tenant, specifying an effective date, not less than twenty (20) nor more than forty (40) days after the giving of such notice, on which the Term shall expire as fully and completely as if such date were the date herein originally fixed for the expiration of the Term. If Landlord terminates this Lease pursuant to this Section 19(b), Rent shall be apportioned as of the date of such termination.

(c) If the Premises are damaged as a result of a Casualty and if the damage to the Premises is so extensive that the Premises are substantially untenantable and the repair and/or restoration work which Landlord is obligated to perform hereunder cannot be substantially completed within one hundred eighty (180) days from the date such work is commenced (as determined by Landlord, in the exercise of its reasonable discretion), within sixty (60) days from the date of such Casualty, Landlord may terminate this Lease by notice to Tenant, specifying an effective date, not less than twenty (20) nor more than forty (40) days after the giving of such notice, on which the Term shall expire as fully and completely as if such date were the date originally fixed for the expiration of the Term. If Landlord terminates this Lease pursuant to this Section 19(c), Rent shall be apportioned as of the date of such fire or other casualty.

(d) If (i) the Premises shall be rendered untenantable for more than 30 days by a Casualty during the last six months of the Term as determined by Landlord, in the exercise of its reasonable discretion, or (ii) the repair and/or restoration work that Landlord is obligated to perform hereunder with respect to any Casualty during the last six months of the Term cannot be substantially completed within 30 days from the date such work is commenced, as determined by Landlord, in the exercise of its reasonable discretion, then (in either such case) Landlord may terminate this Lease upon notice to Tenant given within ninety (90) days after such Casualty specifying an effective date, not less than twenty (20) days nor more than forty (40) days after the giving of such notice, on which the Term shall expire as fully and completely as if such date were the date originally fixed for the expiration of the Term. If Landlord terminates this Lease pursuant to this Section 19(d), Base Rent shall be apportioned as of the date of such fire or casualty.

(e) The proceeds payable under all fire and other hazard insurance policies maintained by Landlord on the Building shall belong to and be the property of Landlord, and Tenant shall not have any interest in such proceeds. Tenant agrees to look to its own fire and hazard insurance policies in the event of damage to Tenant’s Property or any non-Building Standard Leasehold Improvements in the Premises (including without limitation such portions of the Tenant Improvements that constitute Non-Building Standard Improvements).

(f) No compensation, claim or diminution of Base Rent and Additional Rent will be allowed or paid by Landlord by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Premises or any other portion of the Building, however, the necessity may occur. Further, notwithstanding the provisions of this Section 19, in the event Landlord becomes obligated to make repairs to the Premises hereunder, such repairs shall be only to the central or base Building mechanical, electrical and plumbing systems of the Building and Building Standard Improvements located within the Premises, and not to any Alterations, non-Building Standard Leasehold Improvements and/or Tenant’s Property. At Landlord’s sole option, Landlord may repair and restore, on Tenant’s behalf, all (or any portion) of the non-Building Standard Leasehold Improvements and Alterations in Premises that Tenant is required to repair and restore pursuant to Section 19(a) hereof, in which case, Tenant shall make all of its insurance proceeds available to Landlord for such use; provided, however, that in no event shall Landlord be required to spend more on any such repair or restoration than the amount of insurance proceeds Landlord actually receives from Tenant. Landlord may require Tenant to pay Landlord a reasonable fee to reimburse Landlord for overhead and administrative costs and expenses incurred in connection with any such repair or restoration undertaken or supervised by Landlord. Replacements of Tenant’s Property, any non-Building Standard Leasehold Improvements or any Alterations within the Premises by Tenant shall be of at least comparable quality to the items damaged or destroyed.

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20.	Damage Caused by Tenant.

Tenant shall promptly notify Landlord of any injury or damage to the Premises or the Building. All injury or damage to the Premises or the Building caused by Tenant or its agents, employees and invitees, shall be repaired by Tenant at Tenant’s sole expense at Landlord’s direction and under Landlord’s supervision; provided, however, if any such injury or damage is to portions of the Building outside the Premises (including to any of the Building systems or structures, such as the central or base Building mechanical, electrical, structural, plumbing, elevator, sprinkler and/or life/safety systems of the Building), Tenant shall not be entitled to make any repairs thereto, but Landlord shall have the right in its sole discretion to make any such repairs and any cost so incurred by Landlord shall be paid by Tenant (in which event such cost shall become Additional Rent payable with the installment of Base Rent next becoming due under the terms of this Lease). In addition, if Tenant shall fail to make any repairs required to be made by Tenant under this Lease, Landlord shall have the right in its sole discretion to make such repairs or replacements, and any cost so incurred by Landlord shall be paid by Tenant, in which event such cost shall become Additional Rent payable with the installment of Base Rent next becoming due under the terms of this Lease. The Additional Rent referenced by the immediately preceding sentence shall bear interest at the Default Rate from the date Landlord incurs the said costs to the date paid by Tenant. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

21.	Default of Tenant.

(a) Each of the following events shall constitute a default (“Default”) by Tenant under this Lease: (i) if Tenant fails to pay any Rent (or any installment thereof) within five (5) days after the same shall be due and payable, provided that Landlord shall not be obligated to provide such notice and opportunity to cure more than one (1) time in any twelve-month period, after which no further notice with respect to any such failure to pay shall be required for the twelve-month period succeeding such notice in order for a Default to have occurred under this Lease; (ii) if Tenant breaches or fails to observe or perform any term, condition or covenant of this Lease (other than those involving the payment of Rent), and such breach or failure is not cured within twenty (20) days after Tenant’s receipt of notice thereof, unless such condition cannot reasonably be cured within such twenty (20) days, in which case Tenant must commence such cure within said twenty (20) days and diligently pursue said cure to its completion (provided, however, if such breach or failure creates a hazard, public nuisance or dangerous situation, said twenty (20) day grace period shall be reduced to forty eight (48) hours after Tenant’s receipt of notice); (iii) if Tenant vacates or abandons the Premises; (iv) if Tenant fails to carry and maintain the insurance required by this Lease; (v) if Tenant fails to submit its plans and specifications for the Tenant Improvements to Landlord within the time periods provided for in Exhibit B and such failure is not cured within ten (10) days after Tenant’s receipt of notice thereof; (vi) if Tenant effectuates a Transfer in violation of this Lease; or (vii) if Guarantor (if any) shall default in any of its obligations under the Guaranty (if any) or if there shall be a material decrease in the tangible net worth of Guarantor (if any).

(b) If a Default described in this Section occurs, Landlord shall have all the rights and remedies provided in this Section, in addition to all other rights and remedies available under this Lease or provided at law or in equity.

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(c) Upon the occurrence of any event of Default described in this Section, Landlord may, upon notice to Tenant, terminate this Lease, or terminate Tenant’s right to possession of the Premises without terminating this Lease (as Landlord may elect). If the Lease or Tenant’s right to possession under this Lease are at any time terminated under this Section, or otherwise, Tenant shall immediately surrender and deliver the Premises peaceably to Landlord. If Tenant fails to do so, Landlord shall be entitled to re-enter, without process and without notice (any notice to quit or of re-entry being hereby expressly waived), using such force as may be reasonably necessary; and, alternatively, shall be entitled to the benefit of all provisions of law respecting the speedy recovery of possession of the Premises (whether by summary proceedings or otherwise) any notice to quit or of re-entry being expressly waived.

(d) Upon the occurrence of any event of Default described in this Section, Landlord may also perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant fails to perform, the cost of which (together with an administrative fee equal to twenty percent (20%) of such cost to cover Landlord’s overhead in connection therewith) shall be paid by Tenant to Landlord upon demand. In performing any obligations of Tenant, Landlord shall incur no liability for any loss or damage that may accrue to Tenant, the Premises or Tenant’s Property by reason thereof, except if caused by Landlord’s willful, wanton and malicious act. The performance by Landlord of any such obligation shall not constitute a release or waiver of any of Tenant’s obligations under this Lease.

(e) Upon termination of this Lease or of Tenant’s right to possession under this Lease, Landlord may at any time and from time to time relet all or any part of the Premises for the account of Tenant or otherwise, at such rentals and upon such terms and conditions as Landlord shall deem appropriate. In the event that Landlord shall relet the Premises, then rentals received by Landlord from such reletting shall be applied: first, to the payment of such expenses as Landlord may incur in recovering possession of the Premises, including legal expenses and attorneys’ fees, in placing the Premises in good order and condition and in preparing or altering the same for re-rental; second, to the payment of such expenses, commissions and charges as may be incurred by or on behalf of Landlord in connection with the reletting of the Premises; and third, to the fulfillment of the covenants of Tenant under the Lease, including the various covenants to pay Rent. Any reletting by Landlord shall not be construed as an election by Landlord to terminate this Lease unless notice of such intention is given by Landlord to Tenant. Notwithstanding any reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease. In any event, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any sums due upon such reletting.

(f) If this Lease, or Tenant’s right to possession of the Premises, is terminated by Landlord pursuant to the provisions of this Section, Tenant nevertheless shall remain liable to Landlord for (a) any Rent, damages or other sums which may be due or sustained prior to such termination, (b) all reasonable costs, fees and expenses (including attorneys’ fees, brokerage commissions, advertising costs, and expenses incurred in placing the Premises in first-class rentable condition) incurred by Landlord in pursuit of its remedies hereunder and in renting the Premises to others from time to time; and (c) additional damages which at Landlord’s election shall be either:

(i) an amount equal to the Rent which would have become due from the date of such termination through the expiration of the Term (or what would have been the expiration of the Term but for any termination thereof), less the net avails of reletting, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent received as a result of any failure of such other Person to perform any of its obligation to Landlord), which amount shall be due and payable by Tenant to Landlord on the dates such Rent and other sums above specified are due under the Lease; any suit or action brought to collect any such damages for any month shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month by a similar proceeding; or

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(ii) accelerated damages in an amount equal to the present value (as of the date of such termination) of Rent which would have become due through the expiration of the Term (or what would have been such expiration but for any termination thereof), which liquidated and agreed final damages shall be payable to Landlord in one lump sum on demand. For purposes of this Section, “present value” shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Building. Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease or Tenant’s right to possession of the Premises pursuant to this Section.

(g) If, as the result of Tenant’s Default at any time prior to the Lease Commencement Date, this Lease shall be terminated, Landlord and Tenant agree that, at Landlord’s sole option, Tenant shall pay to Landlord on account of such Default, as liquidated and agreed damages (and not as a penalty), immediately upon demand by Landlord, a sum equal to such amount as would have constituted one year’s Rent had the Rent Commencement Date occurred, the amount of any brokerage fees incurred by Landlord in connection with entering into this Lease with Tenant and any and all costs and expenses incurred by Landlord in performing any part of the Tenant Improvements as set forth in Exhibit B.

(h) No reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right, from having any other remedy, or from maintaining any action to which it may otherwise be entitled under this Lease, at law or in equity.

22.	Waiver.

If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent shall be deemed to be other than on account of the earliest stipulated Base Rent and Additional Rent nor shall any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent or Additional Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant shall be considered an acceptance of a surrender of this Lease. Tenant hereby waives any right of redemption Tenant may otherwise enjoy under applicable law.

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23.	Subordination and Attornment.

This Lease and the rights of Tenant hereunder are subject and subordinate in all respects to any and all Mortgages which may now or hereafter encumber or otherwise affect the Land and/or Building, or Landlord’s interest therein, and to all and any renewals, extensions, modifications, recastings or refinancings thereof, and to any current or future ground lease of the Land. In confirmation of such subordination, Tenant shall, at Landlord’s request, promptly execute any requisite or appropriate subordination or other document, but no further act by Tenant is required to effectuate the foregoing subordination or the attornment specified herein, the provisions of this Section 23 being agreed by Landlord and Tenant to be self-operative. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any such Mortgage or the termination of any ground lease, Tenant shall attorn to the purchaser at such foreclosure sale (including the holder of the Mortgage if it is the purchaser) or the landlord under the ground lease (or lessee under any new underlying lease) and recognize such purchaser or new landlord as the landlord under this Lease, and Tenant waives the provision of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed or in the event any ground lease is terminated; provided, however, that such purchaser or landlord shall not liable for any previous act or omission of Landlord under this Lease, (b) subject to any offset, not expressly provided in this Lease, (c) bound by any modification of this lease made after the date of the Mortgage in question, or by any prepayment of more than one month’s Rent, unless the modification or prepayment has been approved in writing by the holder of such Mortgage, (d) required to incur any costs to repair any damage caused by a fire, other casualty or condemnation in excess of the insurance proceeds or condemnation award, or (e) liable for the return of any security deposit except to the extent the security deposit was received by the successor. Notwithstanding the foregoing, Tenant agrees that the holders of any such Mortgages or the ground lessor shall have the right to make this Lease superior to the lien of such Mortgage or ground lease, by the filing of subordination statements or otherwise, and Tenant hereby consents to any such filing.

24.	Condemnation.

(a) If all or substantially all of the Premises shall be taken or condemned by any governmental, quasi-governmental, public or other authority for any public or quasi-public use or purpose (including sale under threat of such a taking), herein referred to as a “Taking,” then the Term shall cease and terminate as of the date of the Taking, and all Base Rent and Additional Rent shall be abated as of such date. If less than substantially all of the Premises is the subject of a Taking, the Base Rent and Additional Rent shall be equitably adjusted as of the date of the Taking, and this Lease shall otherwise continue in full force and effect. Notwithstanding the foregoing, in the event of a Taking of so substantial a part of the Building that Landlord concludes, in its reasonable discretion, that it is impracticable to continue to operate the Building, then Landlord, at its option, shall have the right to terminate this Lease by giving Tenant termination notice specifying a date not earlier than thirty (30) days after the date of such notice as of which this Lease will terminate.

(b) Tenant hereby waives any right or claim (whether against the condemning authority or Landlord) to any portion of the amount that may be awarded as damages as a result of any Taking or for the value of any unexpired Term, and agrees that such amount shall be paid to and be the exclusive property of Landlord; provided, however, that Tenant may assert any claim that it may have against the condemning authority for compensation for any fixtures owned by Tenant and for any relocation expense compensable by statute, and receive such award therefor as may be allowed in the condemnation proceedings, if such award shall be made in addition to and stated separately from the award made for the Land and the Building or the part thereof so taken.

25.	Rules and Regulations.

Tenant, its agents and employees shall abide by and observe the rules and regulations attached hereto as Exhibit C, and such other rules or regulations as may be promulgated from time to time by Landlord, with a copy sent to Tenant, for the operation and maintenance of the Project. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, family members or guests.

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26.	Covenant of Quiet Enjoyment.

Landlord covenants that it has the right to make this Lease for the Term and that if Tenant shall pay the Base Rent and Additional Rent and perform all of the covenants, terms and conditions of this Lease to be performed by Tenant, Tenant shall, except as otherwise provided in this Lease, during the Term, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord.

27.	Sale or Transfer.

In the event of any sale or transfer of the Building by the then landlord hereunder, the landlord whose interest is thus sold or transferred (the “Selling Landlord”) shall be and hereby is completely released and forever discharged from and in respect of all covenants, obligations and liability as Landlord hereunder accruing after the date of such sale or transfer and is further forever discharged from the obligation to return any security deposit to Tenant, provided that the Selling Landlord has transferred such security deposit to its assignee, if any.

28.	No Partnership.

Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

29.	Brokers.

Except for the Brokers identified in the Basic Lease Information, Landlord and Tenant each warrants and represents to the other that no broker, finder or agent has acted for or on its behalf in connection with the negotiation, execution or procurement of this Lease. Landlord and Tenant each agrees to indemnify and hold the other harmless from and against all liabilities, obligations and damages arising, directly or indirectly, out of or in connection with a claim from a broker, finder or agent with respect to this Lease or the negotiation thereof (other than Brokers), including costs and attorneys’ fees incurred in the defense of any claim made by a broker alleging to have performed services on behalf of the indemnifying party. Landlord shall pay a real estate commission to Landlord’s Broker, as provided in a separate written agreement between Landlord and Landlord’s Broker, for services rendered to Landlord by Landlord’s Broker in this transaction. If a Tenant’s Broker is named in the Base Lease Information, Landlord’s Broker shall pay an appropriate portion of its commission to Tenant’s Broker if so provided in any agreement between Landlord’s Broker and Tenant’s Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker.

30.	Notices.

All notices, consents and other communications hereunder shall be in writing and shall be deemed duly given if delivered by hand, or by a nationally recognized delivery service providing receipt evidencing such delivery, or by certified or registered mail return receipt requested, first-class, postage prepaid, to the Address for Notices set forth in the Basic Lease Information, unless notice of a change of address is given pursuant to the provision of this Section 30. Notice shall be deemed to have been given upon receipt or at the time delivery is refused. In the event that the Basic Lease Information provides (or Tenant otherwise designates in writing in accordance with this Section 30) that more than one (1) person or address receive notices on Tenant’s behalf hereunder, Landlord shall use commercially reasonable efforts to send such notices to all requested parties; however, it shall not be a condition to the effectiveness of any notice that more than one (1) person or address receive such notices.

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31.	Estoppel Certificates.

Tenant agrees, (a) within five (5) days after Tenant receives written notice from Landlord, from time to time, and (b) within ten (10) days of the Lease Commencement Date to execute, acknowledge and deliver to Landlord, at no cost to Landlord, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rentals and other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best knowledge of Tenant, Landlord has failed to fulfill any of its obligations under this Lease, and, if so, specifying each such failure of which Tenant may have knowledge, (iv) stating that Tenant shall give written notice to Landlord’s lender of any failure by Landlord to fulfill any of its obligations under this Lease, (v) stating the address to which notices to Tenant should be sent, and (vi) with respect to the estoppel certificate delivered on the Lease Commencement Date, stating that Tenant accepts the Premises and the improvements therein, and (vii) providing any other such information relating to this Lease as may be requested. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Landlord’s interest, or any prospective assignee of any such mortgage. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute and deliver on Tenant’s behalf any estoppel certificate to which Tenant does not object with specificity in writing within five (5) days of Tenant’s receipt thereof. Tenant acknowledges and agrees that compliance by Tenant with the requirements of this Section 31 is necessary for Landlord to efficiently manage the financial and other aspects of owning and operating the Property (including without limitation, facilitating the financing, refinancing and/or sale of the Property, any part thereof or any interest therein) and that any breach or other violation of the provisions of this Section 31 will result in material damages to Landlord (including without limitation, any damages to Landlord in connection with its financing, refinancing or sale of the Property, any part thereof or any interest therein that may result from any such breach or violation). Any breach or other violation of any requirement of this Section 31 shall be deemed a Default hereunder, entitling Landlord to immediately undertake an action for the damages resulting therefrom (including without limitation any and all consequential, direct and/or indirect damages) and pursue any and all other remedies available to Landlord on account of such default, including any and all remedies available under this Lease or at law or equity.

32.	Surrender; Holding Over.

(a) This Lease shall terminate on the Lease Expiration Date without the necessity of notice from either Landlord or Tenant. Upon the Lease Expiration Date, Tenant shall quit and surrender to Landlord the Premises, broom-clean, in good order and condition, ordinary wear and tear excepted; and shall surrender to Landlord all keys to or for the Premises.

(b) Tenant shall remove all of Tenant’s Property (and any Leasehold Improvements as Landlord may direct) prior to the Lease Expiration Date or the termination of Tenant’s right to possession. Tenant shall repair any damage to the remaining Leasehold Improvements, the Premises or any other portion of the Building or the Project caused by such removal. If Tenant fails to timely remove said items, they shall be considered as abandoned and shall become the property of Landlord, or Landlord may have them removed and disposed of at Tenant’s sole cost and expense, which shall be reimbursed to Landlord by Tenant, as Additional Rent, upon demand

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(c) If Tenant fails to vacate the Premises on the Lease Expiration Date, Landlord shall have the benefit of all provisions of law respecting the speedy recovery of possession of the Premises (whether by summary proceedings or otherwise). In addition to and not in limitation of the foregoing, occupancy subsequent to the Lease Expiration Date (“Holdover Occupancy”) shall be a tenancy at will. Holdover Occupancy shall be subject to all terms, covenants, and conditions of the Lease (including those requiring payment of Additional Rent), except that the Base Rent for each day that Tenant holds over (“Holdover Minimum Rent”) shall be equal to one and one-half (1-1/2) times the per diem Base Rent payable in the last Lease Year. Tenant acknowledges and agrees that Landlord intends to lease the Premises (in whole, in part or as a part of a larger portion of the Building) to another tenant immediately after the expiration or other termination of the Term and that any breach or other violation of the provisions of this Section 32 may result in material damages to Landlord (including without limitation, any damages to Landlord in connection with its reletting of the Premises and/or other portions of the Building). Landlord shall be entitled to recover all damages, including lost business opportunity regarding any prospective tenant(s) for the Premises, suffered by Landlord as a result of Tenant’s Holdover Occupancy

33.	Right of Landlord to Cure Tenant’s Default.

If Tenant defaults in the making of any payment or in the doing of any act herein required to be performed by Tenant (other than the payment of Base Rent and Additional Rent), Landlord may, but shall not be required to, make such payment or do such act, and the amount of the expense thereof, if made or done by Landlord, with interest thereon at the Default Rate from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute Additional Rent hereunder due and payable with the next monthly installment of Base Rent; but the making of such payment or the doing of such act by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

34.	Security Interest in Personal Property.

In addition to Landlord’s statutory lien, Tenant hereby grants to Landlord a UCC security interest upon all the furniture, furnishings, equipment and articles of personal property of every kind and nature whatsoever, now or hereafter located in or upon the Premises, whether now owned or hereafter acquired by Tenant as and for security for the payment by Tenant of Base Rent and Additional Rent and the performance by Tenant of the other obligations heretofore provided. Landlord may at any time after default in the payment of Base Rent and Additional Rent, or default of other obligations, seize and take possession of any and all personal property belonging to Tenant which may be found in and upon the Premises. Should Tenant fail to redeem the property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this Lease, then and in that event, Landlord shall have the right, after ten (10) days’ written notice to Tenant of its intention to do so (which Tenant agrees constitutes reasonable notice), to sell such property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due on account of Rent or other Tenant obligations. In the event there shall then remain any balance realized from the sale of said property, that balance shall be paid over to Tenant. The Tenant hereby acknowledges, agrees and authorizes the Landlord to record and file at Landlord’s expense, as Landlord deems necessary, all UCC-1 Financing Statements, including all modifications, continuances, and extensions thereof, in the applicable county and with the applicable states, including the State of Florida, to perfect and maintain its first security interest by virtue of the Lease even though the Tenant may not execute the applicable UCC-1 Financing Statements and/or UCC-3 Financing Statements.

35.	Benefit and Burden.

Subject to the provisions of Section 7 hereof, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully transfer, assign, and/or convey its interest hereunder.

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36.	Security Deposit.

Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum specified in the Basic Lease Information as a security deposit. Such security deposit shall be considered as security for the payment and performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Upon the expiration of the Term, Landlord shall (provided that Tenant is not in default under the terms hereof) return such security deposit to Tenant, less such portion thereof as Landlord shall have retained to make good any default by Tenant with respect to any of Tenant’s aforesaid obligations, covenants, conditions or agreements. Landlord shall have the right, at Landlord’s discretion, to hold such security deposit until such time that a final determination is made of all obligations of Tenant under this Lease; provided, however, that such determination shall be made no later than one hundred twenty (120) days after the end of the calendar year in which the Term expires (Tenant acknowledges and agrees that Landlord may deduct any amount due from Tenant under such Reconciliation Statement prior to returning the remaining balance of the Security Deposit (if any) to Tenant). In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the security deposit to compensate Landlord (whether in whole or in part) for such default, in which event, within fifteen (15) days thereafter, Tenant shall be obligated to deposit with Landlord the amount necessary to restore and increase the balance of the security deposit to its original amount; provided, however, neither the application of the security deposit as set forth above nor the payment by Tenant to restore and increase such security deposit shall operate to cure such default or to estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled. In the event of any sale or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit. The security deposit shall not be transferable by Tenant to any assignee or subtenant, but shall be held and returned directly to Tenant.

37.	Landlord Liability.

Tenant acknowledges that there shall be no personal liability of Landlord, or of any partners, successors or affiliates of Landlord (whether or not an individual, corporation or other entity) or on any employees, members, officers, directors, or other individuals of Landlord or of its successors, partners or affiliates, with respect to this Lease or any obligation arising therefrom or in connection therewith. In such event, Tenant shall look solely to the equity of the then owner of the Building in the Building for the satisfaction of any remedies of Tenant in the event of a breach by Landlord or its successors of any of its obligations hereunder.

38.	Financial Statements.

Tenant (and any guarantor of this Lease), no later than fifteen (15) days prior to the date of Lease execution, and thereafter upon written request by Landlord, will provide Landlord with a copy of its most recent financial statements, consisting of a Balance Sheet, Earnings Statement, Statement of Changes in Financial Position, Statement of Changes in Owner’s Equity, and related footnotes, and Cash Flows prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a certified public accountant or sworn to as to their accuracy by Tenant’s (or the guarantor’s, if applicable) chief financial officer. The financial statements provided must be as of a date not more than twelve (12) months prior to the date of request. Landlord shall retain such statements in confidence but may provide copies to lenders and potential lenders as required.

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39.	Mortgagee Protection.

Tenant agrees to give any Mortgagee(s) by certified or registered mail, postage prepaid, return receipt requested, a copy of any notice of any failure by Landlord to fulfill any of its obligations under this Lease served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such Mortgagee(s). Tenant further agrees that the Mortgagee(s) shall have such time as may be necessary to cure such failure as long as any Mortgagee(s) has commenced and is diligently pursuing the remedies necessary to cure such failure (including, but not limited to, time to take possession and/or commence foreclosure proceedings, if necessary to effect such cure).

40.	Energy Conservation and Governmental Policies.

Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provisions of utilities and services, if in so doing it acts in accordance with a directive, policy, or request of a governmental, quasi-governmental, public or other authority in respect of energy conservation or security.

41.	Landlord’s Rights to Building Maintenance and Renovations.

In addition to all of Landlord’s other rights under this Lease and at law, Landlord shall have the following rights in maintaining, repairing and/or renovating the Building or otherwise:

(a) To enter the Premises at any time, upon reasonable prior notice, if possible, to perform any maintenance and repairs deemed appropriate by Landlord;

(b) To change or alter from time to time the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, escalators, stairs, toilets or other parts of the Building and to make any additions to the Building or areas of the Building and to change the name, street number or designation by which the Building may be known;

(c) To place (and have access to) concealed ducts, pipes and conduits through the Premises (without a material reduction or reconfiguration of the useable area of the Premises);

(d) To change the name, number or designation by which the Building is known;

(e) To have access to all mail chutes, if any, according to the rules of the United States Postal Service or any successor thereto; and

(f) To carry out a renovation program for the Building. In performance of the renovation program, Landlord, its agents, contractors, and all persons retained in connection therewith, shall have the right to enter the Premises to perform renovation work after Building hours, upon at least one (1) day’s notice. Tenant shall cooperate with Landlord in temporarily relocating furniture, fixtures, personal property, and personnel as required to complete the renovation work in the Building. Any work performed by Landlord in accordance with the foregoing shall be with the minimum disruption practicable to Tenant’s occupancy, but such work shall not give Tenant the right to abate Base Rent and Additional Rent or otherwise fail to perform its obligations hereunder.

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42.	Joint and Several Liability.

To the extent that Tenant comprises more than one individual and/or entity or is a partnership or a professional corporation, all such individuals, entities, partners and/or principals comprising Tenant shall be jointly and severally liable for all of the obligations, agreements and covenants of Tenant hereunder. Landlord shall be bound only by notices received by it from Tenant, which notices are signed by all of the entities and individuals comprising Tenant.

43.	Environmental Matters.

(a) Tenant, its agents and employees, shall not violate or cause to be violated any federal, state or local law, ordinance or regulation relating to the environmental conditions on, under or about the Premises or the Building, or the Land, including, but not limited to soil and ground water conditions. Tenant, its agents and employees shall not introduce, use, generate, store, accept or dispose of on, under or about the Premises, the Building, or the Land or transport to or from the Premises, the Building, or the Land any hazardous wastes, toxic substances or related materials (“Hazardous Materials”). For the purposes of this Article, Hazardous Materials shall include, but not be limited to, substances defined as “hazardous substances” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; and Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq. and any other substances considered hazardous, toxic or the equivalent pursuant to any other applicable laws and in the regulations adopted and publications promulgated pursuant to said laws or any future laws or regulations (collectively, the “Environmental Laws”).

(b) Tenant shall clean up and remove or cause to be cleaned up and removed from, under or about the Premises, the Building or the Land any Hazardous Materials it or its agents or employees have or have caused to be introduced, at its sole cost and expense, and shall ensure that such removal is conducted in compliance with all applicable Environmental Laws.

(c) Tenant shall and does hereby indemnify, defend and hold Landlord, its successors and assigns harmless from and against any losses (including attorneys’ fees and court costs) which Landlord, its successors and assigns may sustain or which may arise by reason of Tenant’s failure to comply with the requirements of this Section 43. This Section 43 shall survive the expiration or earlier termination of this Lease.

(d) Landlord shall not use any Hazardous Materials in violation of any Environmental Laws in performing Landlord’s Work or in constructing the Building.

44.	Common Facilities.

(a) Tenant, subject to in accordance with all applicable provisions of this Lease, shall have a non-exclusive license to use the Common Areas and the Project Common Areas (hereinafter for purposes of this Section collectively referred to as the “Common Areas”) (including, without limitation, the nonexclusive right to use all the Project parking areas and the Project Garage as more specifically set forth in Section 45 of this Lease), subject to the exclusive control and management of Landlord and the rights of Landlord and of other tenants, owners and permitted users in the Project, including owners and tenant of the adjoining residential development. Tenant shall comply with such rules and regulations as Landlord prescribes periodically regarding use of the Common Areas including the rules and regulations attached hereto as Exhibit C. Tenant shall not use the Common Areas for any sales or display purposes, or for any purpose which would impede or create hazardous conditions for the flow of pedestrian or other traffic. Tenant shall use only such entrances, exits, and service lanes in the rear of the stores as designated by Landlord for the loading or unloading of trucks or other vehicles. Tenant and Tenant’s employees shall use only the employee parking areas designated by Landlord.

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(b) Landlord shall have the exclusive right and authority to employ and discharge personnel with respect to the Common Areas Without limiting the foregoing, Landlord may (i) use the Common Areas for promotions, exhibits, displays, outdoor seating, food facilities and any other use which tends to attract customers to or benefits the Project; (ii) grant the right to conduct sales in such Common Areas; (iii) erect, remove and lease kiosks, planters, pools, sculptures, buildings and other improvements within such Common Areas; (iv) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Project; (v) construct, maintain, operate, replace and remove lighting, equipment, and signs on all or any part of such Common Areas; (vi) restrict parking and discourage non-Project customer parking; and (vii) temporarily close all or any portion of the Project as may be necessary to prevent a dedication or accrual of any rights to any person or to the public.

45.	Parking.

(A) Tenant’s Parking Rights. Provided Tenant is occupying the Premises and is not in default under this Lease, Tenant shall have the right, in common with other Project tenants, and their agents, employees and customers, as well as other owners and permitted users in the Project to use up to 4 unreserved parking spaces per every 1,000 rentable square feet of the Premises on an unreserved and unassigned basis located in the parking areas of the Project, including the Project Garage subject to the terms and conditions set forth in this Lease. Tenant acknowledges and agrees that the parking in the Project Garage is on a first come, first served basis and subject to availability, in common with other Project tenants, owners and permitted users in the Project, including owners and tenant of the adjoining residential development, only in areas specifically designated for that purpose by Landlord on weekdays from 8 a.m. – 6 p.m. (the “Designated Parking Hours”). After Designated Parking Hours, the unreserved parking allocated to Tenant shall be on a first come, first serve basis in common with other owners and permitted users in the Project, and subject to availability. Further, Tenant shall not park or permit the parking of any vehicles (i) in reserved spaces; (ii) in spaces designated for residential use; (iii) that block access ways or parking spaces, or (iv) adjacent to loading areas so as to interfere in any way with the use of such areas. Visitors and invitees of Tenant must park in designated visitor spaces located in Project parking areas.

( ) Landlord’s Control Over Parking. Use of the Project parking areas, including the Project Garage, by Tenant, its employees, agents and business invitees is subject to the terms and conditions of this Lease and the rules and regulations of Landlord and/or the Project parking area operator as may be promulgated or amended by Landlord and/or the Project parking area operator from time to time. Within five (5) days after written request by Landlord, Tenant will furnish to Landlord the license numbers assigned to its cars and the cars of all of its authorized representatives. If Tenant or its authorized representatives fails to park their cars in the designated parking areas, Landlord may charge Tenant as and for liquidated damages $30 per each day or partial day for each car parked in area other than those designated, which amount is subject to increase by Landlord from time to time. Landlord shall have the right, in Landlord’s sole discretion, to designate parking spaces for the exclusive use of tenants, owners and permitted users in the Project, including owners and tenant of the adjoining residential development.

46.	Changes to Project.

(a) Landlord reserves the right to determine all tenancies in the Project, and Tenant does not rely on, nor does Landlord represent, the tenancy of any specific tenant(s). Landlord shall have the right, at any time, to (i) make alterations or additions to, or demolish all or any part of, the Building, Project Garage or the Project; (ii) build other buildings or improvements in or about the Project; and (iii) convey to others or withdraw portions of the Project.

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(b) Tenant acknowledges that Landlord may, in its sole and absolute discretion, (i) transfer ownership of portions of the Project to third parties and/or (ii) establish one or more associations to own, operate, manage, maintain and/or administer various portion(s) of the Common Areas. In connection therewith, Landlord may, in its sole and absolute discretion, delegate various of its rights and responsibilities under this Lease to any of such associations including, without limitation, any or all of the following: the right to control, manage, operate and administer the Project Common Areas including promulgation of rules and regulations that are binding on all persons using the Project Common Areas including, without limitation, Tenant, its agents, contractors, employees and invitees; the obligation to insure, maintain, repair and equip the Project Common Areas together with the right to include in Operating Costs all costs and expenses incurred therewith.

47.	Jury Waiver.

LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH (i) THIS LEASE, (ii) THE RELATIONSHIP OF LANDLORD AND TENANT, (iii) TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR (iv) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION OR PROCEEDING COMMENCED BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES. IF TENANT VIOLATES THIS PROVISION BY FILING A PERMISSIVE COUNTERCLAIM, WITHOUT PREJUDICE TO LANDLORD’S RIGHT TO HAVE SUCH COUNTERCLAIM DISMISSED, THE PARTIES STIPULATE THAT SHOULD THE COURT PERMIT TENANT TO MAINTAIN THE COUNTERCLAIM, THE COUNTERCLAIM SHALL BE SEVERED AND TRIED SEPARATELY FROM THE ACTION FOR POSSESSION PURSUANT TO RULE 1.270(b) OF THE FLORIDA RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE LAW. THE ACTION FOR POSSESSION SHALL THEN PROCEED PURSUANT TO THE SUMMARY PROCEDURES SET FORTH IN SECTION 51.011, FLORIDA STATUTES. THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE.

48.	Legal Expenses.

(a) If Landlord or Tenant institutes any suit against the other in connection with the enforcement of their respective rights under this Lease, the violation of any term of this Lease, the declaration of their rights hereunder, or the protection of Landlord’s or Tenant’s interests under this Lease, the non-prevailing party shall reimburse the prevailing party for its reasonable expenses incurred as a result thereof including court costs and attorneys’ fees. Notwithstanding the foregoing, if Landlord files any legal action for collection of Rent or any eviction proceedings, whether summary or otherwise, for the nonpayment of Rent, and Tenant pays such Rent prior to the rendering of any judgment, then Landlord shall be entitled to collect, and Tenant shall pay, all court filing fees and the reasonable fees of Landlord’s attorneys.

(b) Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for all of Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, attorneys’ fees and costs, within 10 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

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49.	[Intentionally Deleted].

50.	Miscellaneous.

(a) Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

(b) This Lease contains and embodies the entire agreement of the parties hereto, and supersedes and revokes any and all negotiations, arrangements, letters of intent, representations, inducements or other agreements, oral or in writing. No representations, inducements or agreements, oral or in writing, between the parties not contained in this Lease, shall be of any force or effect. This Lease may not be modified, changed, amended, altered or terminated in whole or in part in any manner other than by an agreement in writing duly executed by both parties hereto. No Person purporting to represent Landlord (or otherwise have the authority to bind Landlord) shall have any power or authority (apparent or otherwise) to execute this Lease or any amendment to this Lease or make any representation or warranty on behalf of Landlord or otherwise bind Landlord in any respect, except the individual or entity expressly and duly authorized to do so by Landlord. This Lease may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

(c) Prior to or upon execution of this Lease, Tenant (unless Tenant is an individual) shall deliver to Landlord, in a form satisfactory to Landlord, incumbency certificates and organizational status certificates and resolutions of the governing body of Tenant (and of any non-individual executing this Lease on behalf of Tenant) authorizing the execution of this Lease by the individual so executing.

(d) This Lease shall be construed under the laws of the jurisdiction in which the Building is located. If any provision of this Lease or the application thereof to any Person or circumstances shall to any extent be held by a court of competent jurisdiction invalid or unenforceable, the remainder of this Lease, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(e) If Tenant is not an individual, the person(s) executing this Lease on behalf of Tenant hereby covenants and warrants that: Tenant is a duly formed, qualified to do business and in good standing in the State of Florida; and such person(s) are duly authorized by Tenant to execute and deliver this Lease on behalf of Tenant. Tenant shall remain qualified to do business and in good standing in Florida throughout the Term.

(f) Any references in this Lease to the term “day” shall be deemed to mean “calendar day” unless expressly stated otherwise.

(g) Landlord reserves the right, upon giving 60 days’ advance notice to Tenant, to transfer and remove the Tenant from the Premises to any other substitute premises in the Building containing substantially equal rentable area and located on the 6th floor of the Building or higher. Landlord shall bear the expense of such removal as well as the expense of any renovations or alterations necessary to make the new space substantially conform in layout and appointment with the original Premises. Landlord shall also reimburse Tenant for the reasonable costs incurred as a result of such relocation, including without limitation, replacement of stationary and business cards. Landlord may exercise the right to so relocate Tenant at any time including but not limited to the period before Tenant takes possession of the Premises.

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(h) The captions and underlining of specific words herein are for convenience of reference only and shall not define, limit or expand the meaning of the provisions of this Lease. In addition, the deletion of any printed, typed or other portion of this Lease compared to a draft hereof shall not evidence an intent to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

(i) The term “including” shall mean in all cases “including, without limitation”. Wherever Tenant is required to perform any act hereunder, such party shall do so at its sole cost and expense, unless expressly provided otherwise. All payments to Landlord, other than Base Rent, whether as reimbursement or otherwise, shall be deemed to be Additional Rent, regardless whether denominated “as Additional Rent.” The terms “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this lease as a whole, and not to any particular Article or Section, unless expressly so stated.

(j) Statutory Notice Requirement. Tenant hereby acknowledges receipt of the following notice as required by Chapter 88-285, Laws of Florida:

RADON GAS: Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

(k) Landlord and Tenant each represents and warrants to the other that: (i) they are not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and (ii) they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

(l) Force Majeure Events. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond Landlord’s reasonable control (a “Force Majeure Event”), which shall include, without limitation, labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, delays, orders, moratoriums or controls, Casualty, inability to obtain any material services or financing, or through acts of God.

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51.	Renewal Option.

Provided that no default exists beyond any applicable notice and cure period, then Tenant is hereby granted the option to renew the Term of this Lease for all, but not part of, the Premises for one period of 60 full calendar months (the “Renewal Term”). The Renewal Term (if timely and properly exercised by Tenant shall commence at the expiration of the initial Lease Term. Tenant shall exercise each option to renew by delivering written notice to Landlord at least 270 days, but no earlier than 365 days prior to the expiration of the Lease Term (time being of the essence). Any such renewal of this Lease shall be upon the same terms and conditions of this Lease, except the annual Base Rent during the Renewal Term shall be the Fair Market Rent as of the commencement of the Renewal Term for the Premises. Failure by Tenant to provide notices to Landlord of its intent to renew by the period stated in this Section shall nullify Tenant’s renewal rights. Within thirty (30) days after receiving notice from Tenant of its intention to renew, Landlord will provide Tenant with Landlord’s determination of Fair Market Rent for the Renewal Term and Tenant shall then have thirty (30) days from receipt of Landlord’s determination of Fair Market Rent to notify Landlord, in writing, that either (a) Tenant accepts Landlord’s determination of Fair Market Rent, in which case Tenant shall be obligated to renew the Lease at the Fair Market Rent rate determined by Landlord, (b) Tenant does not accept Landlord’s determination of the Fair Market Rent and withdraws the exercise of its renewal option, in which case Tenant’s renewal rights and obligations hereunder shall be forever terminated, or (c) Tenant does not accept Landlord’s determination of the Fair Market Rent, but that Tenant still desires to exercise its renewal option, in which case, Landlord and Tenant shall attempt to resolve their differences within thirty (30) days after Landlord’s receipt of Tenant’s notice. In the event Landlord and Tenant do not resolve their differences regarding the Fair Market Rent within such thirty (30) day period, Tenant’s renewal rights and obligations hereunder shall be forever terminated. For purposes of determining Fair Market Rent, the parties agree that “Fair Market Rent” shall be reasonably determined by Landlord, based on comparable renewing tenants, including leasing concessions then being offered for comparable Class A buildings, both in size and in quality, in the submarket for the Building, but in no event shall such Fair Market Rent be less than the Base Rent for the prior lease period under this Lease. The Premises will be provided in its then-existing condition (on an “as-is” basis) at the time the Renewal Term commences and Tenant shall not be entitled to any construction, build out or other allowances with respect to the Premises during the Renewal Term except as may be included as part of the determination of Fair Market Rent. All other terms, covenants, and provisions of this Lease shall continue in full force and effect and be applicable to the Renewal Term. The rights granted to Tenant under this article are personal to the original named Tenant in this Lease and may not be assigned or exercised by anyone other than Tenant.

52.	Right Of First Offer.

Provided Tenant is not in default under this Lease beyond any applicable grace period, if at any time during the Lease Term Suite 985 of the Building as shown on Exhibit E attached hereto (the “ROFO Space”) becomes available for leasing, then prior to leasing the ROFO Space to a third party, Landlord shall provide notice to Tenant (the “ROFO Notice”) of the availability of the ROFO Space and the terms on which Landlord would lease such space to Tenant, and Tenant shall have the option to lease the ROFO Space on the terms set forth in the ROFO Notice and in accordance with the terms of this article. These rights shall apply only as to the entire ROFO Space that is available for leasing and may not be exercised as to only a portion of such space. Notwithstanding the foregoing, if Landlord has received an offer to lease all or part of the ROFO Space from a third party and such offer includes space in excess of the ROFO Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the ROFO Notice. The ROFO Space shall not be considered “available for leasing”, and Tenant shall have no rights under this article with respect to the ROFO Space if (a) the then tenant under an expiring lease of such space desires to renew or extend its lease (regardless of whether such tenant shall now or at such time have a right or option to renew or extend or whether such renewal or extension is under new arrangements between such tenant and Landlord); (b) any tenant of the Project possesses any type of expansion right as to the ROFO Space that has been granted before the Date of this Lease or is contained in a lease entered into after the Date of this Lease for space as to which Tenant did not elect to exercise its rights under this article; (c) a tenant of the Project is being relocated to the ROFO Space by the Landlord pursuant to a relocation provision in the tenant’s lease; or (d) the ROFO Space is vacant as of the Date of this Lease and has not since been leased to a third party subsequent to the Date of this Lease. If Tenant fails to exercise the option by delivering written notice to Landlord of Tenant’s election within 5 days following Tenant’s receipt of the ROFO Notice, or if Tenant timely exercised the option but Landlord and Tenant are not able, for any reason, to execute an amendment to this Lease to incorporate applicable ROFO Space within ten Business Days after Tenant’s receipt of such amendment from Landlord, TIME BEING OF THE ESSENCE, then the rights of Tenant to lease the ROFO Space shall terminate at the sole option of Landlord, and, thereafter, Landlord shall be free to rent the space which was the subject of the ROFO Notice to whomever Landlord wishes and on whatever terms it desires. The option, if exercised, is irrevocable. If the option is exercised, Landlord and Tenant shall enter into an amendment to this Lease reflecting the expansion of the Premises on the terms of this article. If the option is exercised, the terms of this Lease, including the obligation to pay Rent, shall commence as to the ROFO Space as of the date (the “ROFO Space Commencement Date”) which is the earlier of: (i) 60 days after the date of the ROFO Notice; (ii) the date when Tenant shall take possession of the ROFO Space for the conduct of its business; or (iii) the date of substantial completion of any tenant improvements to the ROFO Space contemplated under the ROFO Notice and provided for in the amendment to this Lease. Substantial completion shall mean the date that a Certificate of Occupancy or its equivalent, including a Temporary or Conditional Certificate of Occupancy, a Certificate of Completion or Certificate of Final Inspection, is issued by the appropriate local governmental entity concerning the improvements to the ROFO Space, or if no such Certificate will be issued for the ROFO Space, the date on which the improvements to the ROFO Space are substantially completed so that Tenant may use such space for its intended purpose, notwithstanding that minor punchlist items or insubstantial details as to construction, decoration, or mechanical adjustment remain to be performed. Landlord shall, in accordance with the foregoing, determine the ROFO Space Commencement Date and shall notify Tenant of the date so determined. Tenant shall, if Landlord so requests, thereafter execute a letter confirming the ROFO Space Commencement Date and the expiration date of the Lease Term as to the ROFO Space. The failure of Tenant to execute the letter shall not affect the validity of the ROFO Space Commencement Date as determined by Landlord. The rights granted in this article shall be subject to the following conditions: (A) the rights granted to Tenant under this article are personal to the original named Tenant in this Lease and may not be assigned or exercised by anyone other than such Tenant and only while Tenant is in possession of the entire Premises; (B) the ROFO Space shall be for the exclusive use of Tenant only; and (C) as a condition precedent to Tenant’s right to exercise of the right of first offer hereunder, Tenant must concurrently exercise any available renewal option (if any) to extend the Term of the Lease.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease, with the intent to be legally bound on the day and year first written above.

LANDLORD:

GVI-IP TAMPA OFFICE OWNER LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

WELLGISTICS, LLC,
a Florida limited liability company

By:
Name:	Bria
Title:	CEO

DANAM HEALTH, INC.,
a Delaware corporation
By:
Name:	Tim Canning
Title:	CEO

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EXHIBIT A

THE PREMISES

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EXHIBIT A-1

PROJECT BOUNDARIES

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EXHIBIT B

WORK AGREEMENT

1. Definitions. The following terms shall have the following definitions: (a) “Plans” shall mean the construction plans and specifications for the improvements to the Premises; (b) “Tenant Improvements” shall mean all of the work described in the Plans (subject to the Changes paragraph below) and any extra work or changes performed under revisions to the Plans; (c) “Work Cost” shall mean the aggregate of (i) engineering and architectural fees for the Tenant Improvements, plus (ii) filing fees, permit costs, governmental testing, and requirements of applicable law and governmental authorities incurred for or necessitated by the Tenant Improvements, including costs of compliance with the ADA resulting from the work (including, but not limited to, tests required to comply with environmental and other laws), plus (iii) all costs of demolition of any existing improvements in the Premises, plus (iv) the actual cost of all labor, supplies, and materials furnished in connection with the Tenant Improvements, including all costs associated with extra work or change orders, plus (v) 5% of the total Work Cost, including extra work or change orders, representing Landlord’s fee for overhead and supervision; and (d) “Building Standard” shall mean the type, brand, grade, or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or, as the case may be, the exclusive type, brand, grade, or quality of material to be used in the Building.

2. Plans.

1.1 Space Plan. Landlord and Tenant hereby approve the space plan for the Tenant Improvements attached hereto as Schedule 1 (the “Space Plan”).

1.2 Final Plans. The Plans shall be prepared by the Landlord’s Architect. Landlord shall cause the Plans to be prepared based on the approved Space Plan and deliver them to Tenant for its review and approval (which approval shall not be unreasonably withheld, conditioned, or delayed). Tenant shall notify Landlord whether it approves of the Plans within three Business Days after Landlord’s submission of them to Tenant. If Tenant disapproves of the Plans Tenant shall specify in reasonable detail the reasons for such disapproval, in which case Landlord shall revise the Plans in accordance with Tenant’s objections and submit the revised Plans to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted Plans within one Business Day after its receipt of the revised Plans. This process shall be repeated until the Plans have been finally approved by Tenant and Landlord. If Tenant fails to notify Landlord that it disapproves of the Plans within three Business Days (or, in the case of resubmitted Plans, within one Business Day) after the submission of the Plans to Tenant, then Tenant shall be deemed to have approved the Plans in question.

3. Contractor. Landlord shall, in its sole discretion, select a general contractor to perform the Tenant Improvements.

4. Performance of Improvements. Landlord shall perform the Tenant Improvements in a good and workmanlike manner, using Building Standard materials. Other than as set forth in the preceding sentence, Landlord has made no representation or promise as to the condition of the Premises. Tenant acknowledges and agrees that (i) the Tenant Improvements may not be completed by the Lease Commencement Date and(ii) the Lease Commencement Date is not contingent upon the completion of the Tenant Improvements. Tenant shall fully comply with the schedule of performance of the Tenant Improvements to be provided to Tenant by Landlord and Tenant shall remove and relocate all items of Tenant’s furniture, fixtures, equipment and other personal property from the areas where the Tenant Improvements will be performed. If the Tenant Improvements is not completed by the Lease Commencement Date, then Tenant further acknowledges and agrees that (i) Landlord may be constructing the Tenant Improvements simultaneously while Tenant is conducting business in the Premises and Tenant consents thereto, (ii) Landlord shall not be liable for any loss or damage to Tenant resulting therefrom, and (iii) Tenant shall not be entitled to any reduction or abatement of Rent and waives any claim for actual or constructive eviction due to Landlord’s performance of the Tenant Improvements.

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5. Building Standard/Conflicts. All of the Tenant Improvements to be performed by Landlord shall incorporate Building Standard materials, provided that, Landlord shall have the right to make reasonable substitutions. No allowance or credit shall be granted for any unused materials or any portion of the Tenant Improvements which is waived by Tenant. In the case of any conflict between the Tenant Improvements described in this Exhibit and those shown in the Plans, the Plans shall control.

6. Changes. Tenant shall have the right to make changes in the Tenant Improvements by submitting to Landlord written requests for changes. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned, or delayed; however, (a) if the change would adversely affect (in the sole discretion of Landlord) the Building’s structure or the Building’s systems (including restrooms or mechanical rooms) or the exterior of the Premises or areas outside the Premises, including Common Areas, or (b) if Landlord determines that the change might materially delay the then anticipated substantial completion date, Landlord may withhold its consent to the change in its sole and absolute discretion. If the Work Cost of any changes, as estimated by the contractor and approved by Landlord, will exceed any remaining balance of the Tenant Improvement Allowance (after deducting the most current estimate of the Work Cost before the change in question), Tenant shall pay to Landlord the amount of the excess within five days of receipt of a notice from Landlord as to the amount. Such payments by Tenant shall not be considered Additional Rent.

7. Tenant Improvement Allowance. If and for as long as Tenant is not in default under this Lease beyond any applicable grace period, Tenant shall be entitled to a tenant improvement allowance in the amount up to, but not to exceed, $124,380.00 (“Tenant Improvement Allowance” or “Allowance”). The Tenant Improvement Allowance shall be applied to the Work Cost. Tenant shall pay the entire amount of the Work Cost which is in excess of the Allowance (the “Excess Costs”). Within ten (10) days after receipt of Landlord’s estimate of the anticipated Work Cost, Tenant shall pay Landlord, in cash, 100% of the estimated Excess Costs. Landlord shall have no obligation to proceed with any Tenant Improvements until its receipt from Tenant of the Excess Costs. The Allowance may not be used toward any “soft costs” related to purchase or installation of Tenant’s wiring of telephone, data and communications, fixtures, furniture or equipment, unless expressly provided herein. The payment of any such amounts by Tenant shall not be considered Additional Rent. Tenant shall not receive cash or any credit against Rent for any unused portion of the Allowance, if the Work Cost is less than the Allowance. Upon final completion of the Tenant Improvements, Landlord will provide a final accounting of the Work Cost and Tenant shall pay any Excess Costs not previously paid by Tenant within ten days after receipt of Landlord’s invoice; provided that Tenant pay elect to apply all or any portion of the Abatement under the Basic Lease Information to the Excess Costs hereunder. Notwithstanding anything herein to the contrary, nothing herein shall be deemed or construed to be a representation or warranty on behalf of Landlord that the Work Costs will not exceed the Tenant Improvement Allowance. Such payments by Tenant shall not be considered Additional Rent. Tenant’s right to application of the Tenant Improvement Allowance shall expire 180 days after the Commencement Date. Any requests for reimbursement submitted to Landlord after such date shall not be paid from the Allowance and Tenant shall thereafter be solely responsible for the costs of the Tenant Improvements without reimbursement from Landlord. The rights granted to Tenant under this section to the Allowance are personal to the original named Tenant in this Lease and may not be assigned or exercised by or for the benefit of anyone (including, any subtenant) other than such Tenant. If after Tenant has been granted all or any portion of the Allowance, the Lease Term is terminated by virtue of a default by Tenant or Landlord resumes possession of the Premises as a result of Tenant’s default, in addition to all other available damages and remedies, Landlord shall also be entitled to recover from Tenant the unamortized portion (calculated using an interest rate of 12% per annum compounded monthly) of the Tenant Improvement Allowance, which sum shall not be deemed rent. This obligation of Tenant to repay the unamortized balance of the Tenant Improvement Allowance to Landlord shall survive the expiration or sooner termination of the Lease Term.

8. Additional Space and Work Not Covered. This exhibit shall not apply to any additional space added to the original Premises at any time after the Date of this Lease, whether under any options under this Lease or otherwise, or to any portion of the original Premises or any additions to the original Premises in the event of a renewal or extension of the initial Lease Term, whether under any options under this Lease or otherwise, unless expressly so provided in this Lease or an amendment to this Lease. Tenant shall perform all work not shown on the Plans at its sole expense. Tenant acknowledges and agrees that Landlord shall have no obligation to perform any Tenant Improvements in the Premises except for the Tenant Improvements expressly set forth in this Exhibit and in the Plans. For purposes of clarity, the Tenant Improvements do not include the purchase or installation of telecommunications and other low voltage wiring and cabling, any desks, chairs, tables, or other furniture or other personal property (even if shown on the Space Plan), all of which shall be purchased and installed by Tenant, at Tenant’s sole cost and expense.

9. Tenant’s Agent. Tenant hereby designates __________________________ (“Tenant’s Agent”) as having authority to approve plans and specifications, accept cost estimates and change orders, to authorize changes, additions or substitutions to the Tenant Improvements during construction, and otherwise make all decisions on Tenant’s behalf during construction concerning the Tenant Improvements.

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SCHEDULE 1

SPACE PLAN

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EXHIBIT C

RULES AND REGULATIONS

The following rules and regulations have been formulated for the safety and wellbeing of all tenants of the Building. Subject to the provisions of Tenant’s Lease, strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and peaceful occupancy in the Building. These rules and regulations shall be and are hereby made a part of the Lease and Tenant agrees that its employees and agents, and any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said rules and regulations and that a default in the performance and observance thereof shall operate the same as any other default under the Lease and shall be cause for termination of the Lease at the option of Landlord.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such a manner as Landlord deems best in its sole discretion for the benefit of tenants generally.

2. No tenant shall permit persons to visit the Premises if the number of such persons or the conditions under which such persons are visiting the Premises will interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

3. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Any such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. In addition, no satellite dishes, antennas, or any other objects shall be affixed or placed on the roof of the Building or any other area on the Building Premises without prior written approval from Landlord and in the event of any violation of the foregoing by any tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

4. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Premises or Building without the prior written consent of Landlord. In the event of any violation of the foregoing by any tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs on doors and the directory listings shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, or agents, shall have caused the same.

C-1

7. There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the Premises. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system.

8. No bicycles, vehicles or animals, birds, or pets of any kind shall be brought into or kept in or about the Premises, and no BBQ grilling or cooking shall be done or permitted by any tenant on said Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. The Premises shall not be used for the manufacturing of goods for sale, for the storage of merchandise for sale, or for the sale of goods or property of any kind.

10. No tenant shall make any disturbing noises or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Noise produced by testing standby generator(s) shall not be deemed in violation of this rule.

11. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

12. No flammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Premises except ordinary and customary cleaning fluids.

13. No additional locks or bolts of any kind shall be placed upon any of the entrance doors to the suite or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof applicable to such doors or windows. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress.

14. Each tenant shall, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, storage and toilet rooms either furnished to or otherwise procured by such tenant, and in the event of the loss by Tenant of any keys so furnished, such Tenant shall pay to Landlord the cost thereof.

15. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the lease of which these rules and regulations are a part.

16. No tenant shall pay any employees on the Premises except those actually working for such tenant on said Premises.

17. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or representative thereof. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, through any hour on Saturdays or Sundays, and legal holidays, to register.

18. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

19. No tenant shall occupy or permit any portion of the Premises to be used for the possession, storage, manufacture, or sale of liquor, narcotics, tobacco in any form, firearms, contraband of any kind, or explosives unless said tenant’s lease expressly grants permission to do so.

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20. Each tenant, before closing and leaving the Premises at any time, shall see that all windows are closed, all lights turned off and all doors locked.

21. Landlord’s employees shall not perform any work or do anything outside of the regular duties unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application at the management office of the Building.

22. Canvassing, soliciting and peddling are prohibited on the Property, and each tenant shall cooperate to prevent the same.

23. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

24. Mats, trash or other objects shall not be placed in the public corridors or exterior grounds.

25. Landlord does not maintain suite finishes which are non-standard such as kitchens, bathrooms, wallpaper, special lights, etc., except upon prior arrangement with Tenant.

26. Drapes or blinds installed by Landlord for the use of Tenant or drapes or blinds installed by Tenant which are visible from the exterior of the Building must be cleaned by Tenant at least twice a year, without notice, at Tenant’s own expense.

27. Except as provided in the lease and except for hanging of art work, no tenant shall mark, paint, drill into, or in any way alter any part of their demised space without Landlord’s prior written approval.

28. Tenant shall not destroy, deface, vandalize or otherwise damage any portion of the Premises, the Building, or the Property and Tenant shall be solely responsible for the costs of repairing any such damage.

29. No tenant shall place or permit to be placed on any part of the floor or floors of the space demised to such tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

30. Tenant will alert Landlord immediately upon the discovery of water leaking or collecting anywhere in the Building during working hours to Landlord or after hours to Landlord’s designated after-hours emergency number. This also applies to fires, bomb threats, unauthorized intruders, or any other emergency, following Tenant’s notification to the proper authorities.

31. No tenant shall delay or lock off or allow any vendor to delay or lock off any elevator for the purpose of deliveries without previously notifying Landlord and adhering to the Building’s designated restricted hours for such purposes.

32. Tenant will not tamper with the life safety and fire alarm system, bells, etc., in order to restrict sound from ringing in Premises.

33. No furniture, flowering or plant material may be placed on balconies or patios without prior written consent from Landlord.

34. Storage rooms cannot be used as additional office space or used as a service room (Xerox room, etc.).

35. Tenant shall use proper care and take proper precautions when moving heavy dollies across floor area (carpet or tile). All floor areas must be protected with a masonite floor covering.

36. Tenants will comply with all laws regarding the separation of all trash for recycling. Tenant is directly responsible for separating their own trash.

37. Tenant shall not use profanity or otherwise fail to act in a courteous and professional manner at any time while on the Property.

38. Tenants will park in designated areas only and are not permitted to park overnight. Vehicles parked overnight or in undesignated areas may be towed without notice at the vehicle owner’s sole expense. Tenants shall not service, maintain, or repair vehicles on the Property.

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EXHIBIT D

RENT COMMENCEMENT DATE LETTER

GVI-IP Tampa Office Owner, LLC (“Landlord”) and Wellgistics, LLC (“Tenant”) are parties to a lease (“Lease”) dated _________________, 20_____ of premises in a Building known as the Bayport Plaza. Landlord and Tenant hereby acknowledge and agree that the term of the Lease commenced on                                   , with a Rent Commencement Date (as defined in the Lease) of ________________________________, and will end on ______________________, unless extended pursuant to provisions set forth in the Lease.

Executed under seal this ____ 23 day of __________, March 20__.

LANDLORD:

GVI-IP TAMPA OFFICE OWNER, LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

WELLGISTICS, LLC,
a Florida limited liability company

By:
Name:
Title:	CEO

D-1

EXHIBIT E

ROFO SPACE

E-1